Exhibit 10.10

                         PROFIT SHARING AND SAVINGS PLAN

                                       OF

                                 MARITRANS INC.





               (as amended and restated effective January 1, 2002

               with amendments effective through January 1, 2003)

                                                  Table of Contents



                                                                                                               Page
                                                                                                               ----
ARTICLE I         ADOPTION OF PLAN...............................................................................1

ARTICLE II        DEFINITIONS....................................................................................2

ARTICLE III       ELIGIBILITY...................................................................................11

ARTICLE IV        CONTRIBUTIONS.................................................................................12

ARTICLE V         ALLOCATIONS OF CONTRIBUTIONS..................................................................17

ARTICLE VI        INVESTMENT DIRECTIONS.........................................................................20

ARTICLE VII       VESTING.......................................................................................22

ARTICLE VIII      DISTRIBUTION OF BENEFITS......................................................................24

ARTICLE IX        LIFE INSURANCE................................................................................27

ARTICLE X         WITHDRAWALS AND LOANS.........................................................................28

ARTICLE XI        SPECIAL PROVISIONS FOR TOP-HEAVY PLANS........................................................31

ARTICLE XII       ADMINISTRATION AND FIDUCIARY RESPONSIBILITY...................................................34

ARTICLE XIII      AMENDMENT OF PLAN.............................................................................37

ARTICLE XIV       TERMINATION OF PLAN...........................................................................38

ARTICLE XV        MISCELLANEOUS.................................................................................39

SCHEDULE A        PROVISIONS PERTAINING TO MARITANK INC. AND MARISPOND INC. PARTICIPANTS........................41



                                                          i

                                   ARTICLE I

                                ADOPTION OF PLAN

                Sonat Marine Inc. adopted the Performance Retirement Plan of Sonat Marine Inc. (the "Plan") for the benefit of its eligible employees effective January 1, 1985. The Plan continued the benefits provided under the revised Profit Sharing Plan of IOT Corporation and Subsidiary Corporations. As a result of the purchase of the assets of the Sonat Marine Group by Maritrans Operating Partners L.P., sponsorship of the Plan was transferred to Maritrans GP Inc., effective April 14, 1987, and the Plan name was changed to the Profit Sharing Plan of Maritrans GP Inc.

                Effective January 1, 1988, the Plan was amended and restated in its entirety to incorporate all amendments and to comply with the Tax Reform Act of 1986 and the Omnibus Budget Reconciliation Act of 1986.

                Effective April 1, 1993, in connection with a change in business structure, the sponsorship of the Plan was transferred to Maritrans Inc. and the name of the Plan was changed to the Profit Sharing Plan of Maritrans Inc.

                Effective December 31, 1993, the Plan was amended and restated in its entirety to reflect the merger of the Maritrans Inc. 401(k) Savings Plan (the "Savings Plan") with and into the Plan. As a result of the merger, the Plan name was changed to the Profit Sharing and Savings Plan of Maritrans Inc.

                Effective January 1, 1994, the Plan was amended and restated in its entirety to comply with legislative requirements and to incorporate all previous amendments (effective through January 1, 1995).

                Effective January 1, 1997 (except as otherwise provided herein), the Plan was amended and restated in its entirety to incorporate recent amendments and to comply with applicable provisions of the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, and the Taxpayer Relief Act of 1997.

                Effective January 1, 2002 (except as otherwise provided herein), the Plan was amended and restated, to incorporate recent amendments and to reflect applicable provisions of the Community Renewal and Tax Relief Act of 2000, the IRS Restructuring and Reform Act of 1998, required and optional provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"), required minimum distributions, and certain provisions of final regulations issued by the Department of Labor with respect to claims administration; provided, however, that the Plan as amended and restated herein, shall apply in general only to an Employee who terminates employment on or after January 1, 2002. This Plan is intended to meet the requirements for good faith compliance with EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder.

                The Plan is now amended and restated to incorporate final regulations issued by the Department of Treasury regarding required minimum distributions, to transfer certain powers to the Retirement Plans Committee, and to incorporate various administrative changes. The rights and benefits, if any, of a former Employee shall be determined in accordance with the provisions of the Plan in effect on the date the former Employee's employment terminated.

                                   ARTICLE II

                                   DEFINITIONS

                Whenever used herein the following words and phrases shall have the meaning set forth below unless a different meaning is plainly required by the context. The singular shall include or mean the plural and the masculine pronoun shall include or mean the feminine pronoun, where applicable.

                Section 2.1. "Account" shall mean the accounts maintained under the Plan for each Participant which represent the Participant's interest in the Fund. The term "Account" shall refer, as the context indicates, to any or all of the following:

                (a) "Employer Contribution Account" -- the Account to which are credited Employer Contributions allocated to a Participant, adjustments for withdrawals and distributions, and earnings, losses and expenses attributable thereto.

                (b) "Rollover Account" -- the Account to which are credited a Participant's rollover contributions pursuant to Section 4.8 and Section 4.9 of the Plan.

                (c) "Salary Reduction Contribution Account" -- the Account to which are credited Salary Reduction Contributions and Catch-up Contributions, allocated to a Participant, adjustments for withdrawals and distributions, and the earnings, losses and expenses attributable thereto.

                Section 2.2. "Affiliated Company" shall mean (a) any entity which, with any Employer, constitutes (1) a "controlled group of corporations" within the meaning of section 414(b) of the Code, (2) a "group of trades or businesses under common control" within the meaning of section 414(c) of the Code, or (3) an "affiliated service group" within the meaning of section 414(n) of the Code; or (b) is required to be aggregated with any Employer pursuant to Treasury regulations under Section 414(o) of the Code. An entity shall be considered an Affiliated Company only with respect to such period as the relationship described in the preceding sentence exists. When the term "Affiliated Company" is used in Section 5.5 or Section 5.6 of the Plan, sections 414(b) and (c) of the Code shall be deemed modified by application of the provisions of Section 415(h) of the Code, which substitutes the phrase "more than 50 percent" for the phrase "at least 80 percent" in section 1563(a)(l) of the Code, which is then incorporated by reference in sections 414(b) and (c) of the Code.

                Section 2.3. "Anniversary Date" shall mean the first day of each Plan Year during which the Plan is in effect.

                Section 2.4. "Board" shall mean the Board of Directors of the Company.

                Section 2.5. "Break in Service" shall mean any 12-consecutive month period beginning on an Employee's Date of Severance and each anniversary thereof during which an Employee fails to perform an Hour of Service. An Employee who is absent from work for maternity or paternity reasons shall not be treated as having incurred a Break in Service during the 12-consecutive month period beginning on the first anniversary of the first date of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the Employee, (b) by reason of a birth of a child of the Employee, (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement. In order for this paragraph to apply, an Employee shall provide to the Committee, in the form and manner prescribed by the Committee, information establishing (a) that the absence from work is for reasons set forth in this paragraph, and (b) the number of days for which there was such an absence. Nothing in this Section shall be interpreted as an expansion or modification of any policy of the Employer regarding maternity and paternity leave.

                Section 2.6. "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

                Section 2.7. "Committee" shall mean the Retirement Plans Committee appointed by the Board to assist in administration of the Plan in accordance with Articles XII and XIII.

                Section 2.8. "Common Stock" shall mean the common stock of Maritrans Inc. without any rights that may have been issued with respect thereto.

                Section 2.9. "Company" shall mean Maritrans Inc., a Delaware corporation with its principal office in Philadelphia, Pennsylvania and any successor thereto that adopts the Plan.

                Section 2.10. "Compensation" shall mean, for purposes of Section
5.1 and Section 5.4 of the Plan, the annual base earnings paid by the Employer or Participating Employer to an Employee during the portion of a Plan Year in which he is eligible to participate in the Plan, including all amounts which the Employee elects to defer under the provisions of a Code section 125 plan or a cash or deferred arrangement maintained by the Employer, and, for Plan Years beginning after January 1, 2001, amounts excluded under section 132(f) of the Code. Compensation shall include bonuses and overtime pay, but shall not include fringe benefits or severance pay. Notwithstanding the foregoing, for purposes of determining the amount of a Participant's Salary Reduction Contributions pursuant to Section 4.5, Compensation shall mean the annual base earnings paid by the Employer or Participating Employer to an Employee during the portion of a Plan Year in which he is eligible to participate in the Plan, including all amounts which the Employee elects to defer under the provisions of a Code section 125 plan or a cash or deferred arrangement maintained by the Employer, and, for Plan Years beginning after January 1, 2001, amounts excluded under section 132(f) of the Code, but excluding bonuses, fringe benefits and severance pay. Compensation taken into account under the Plan shall not exceed the dollar limitation in effect under section 401(a)(17) of the Code (effective January 1, 2002, $200,000) with respect to any Plan Year.

                Section 2.11. "Compensation Committee" shall mean the Compensation Committee of the Board.

                Section 2.12. "Date of Employment" shall mean the first day on which an Employee performs an Hour of Service.

                Section 2.13. "Date of Reemployment" shall mean the first day on which an Employee performs an Hour of Service after incurring a Break in Service.

                Section 2.14. "Date of Severance" shall mean the earliest of:

                (a) the date on which an Employee quits, is discharged, retires or dies;

                (b) the date on which an individual ceases to be an Employee by reason of the sale or other disposition of the stock of a subsidiary or of assets constituting a separate trade or business with the Employees of the subsidiary or business, who were covered by the Plan, continuing to work for that subsidiary or business; or

                (c) the first anniversary of an Employee's absence from Service for any reason other than quit, discharge, retirement or death.

                Notwithstanding the foregoing, if the Employee is absent for a period of Qualified Military Service, the Employee shall not be considered to have had a Date of Severance provided that the absent Employee is reemployed by the Employer or an Affiliated Company within the time during which his or her right to reemployment is protected by applicable law.

                Section 2.15. "Disability" shall mean a physical or mental condition that restricts the Participant's ability to work and qualifies him for disability benefits under the Social Security Act.

                Section 2.16. "Earliest Retirement Age" shall mean, for purposes of Section 2.399, the earlier of (a) the date on which the Participant is entitled to a distribution under the Plan; or (b) the later of (i) the date the Participant attains age 50, or (ii) the earliest date on which, under the Plan, the Participant could elect to receive benefits if the Participant incurred a Date of Severance.

                Section 2.17. "Effective Date" shall mean January 1, 1994 for the amended and restated Plan as set forth herein. The original effective date of the Plan is January 1, 1981.

                Section 2.18. "Eligibility Computation Period" shall mean the 12-month period beginning on an Employee's Date of Employment or Date or Reemployment, whichever is applicable, and each anniversary thereof.

                Section 2.19. "Employee" shall mean any person who is employed by the Employer or a Participating Employer. However, no such person shall be considered an Employee under this Plan for any period during which such Employee is (a) covered by a collective bargaining agreement (unless that collective bargaining agreement provides for participation in the Plan); (b) a leased employee within the meaning of section 414(n)(2) or 414(o) of the Code; (c) a non-resident alien who receives no compensation from sources within the United States (within the meaning of Code section 861(a)(3)); or (d) classified by the Company as a "temporary" employee. For this purpose, a temporary employee is an individual who may be called by the Employer or a Participating Employer for employment on a non-scheduled and non-recurring basis or to work on a specific project for a designated length of time.

                (a) In addition, no person whose duties are primarily seagoing shall be considered an Employee under this Plan; provided, however, that on or after August 15, 1984, any person who is a seagoing supervisor and who is not covered by a collective bargaining agreement shall be considered an Employee under this Plan as of August 15, 1984, or, if later, the date on which the collective bargaining agreement covering such seagoing supervisor expires.

                (b) Notwithstanding subsection (a), effective on or after January 1, 1997, any person who is a seagoing supervisor shall not be considered an Employee under this Plan if such person's retirement benefits are provided by the American Maritime Officers 401(k) Plan.

                (c) The term "Employee" shall not include any person characterized by the Employer or an Affiliated Company as an "independent contractor" or any other person who is not treated by the Employer or the Affiliated Company as an employee for purposes of withholding federal employment taxes, regardless of any contrary Internal Revenue Service, governmental or judicial determination relating to such employment status or tax withholding. In the event that a person is engaged in an independent contractor or similar capacity and is subsequently classified by the Employer, an Affiliated Company, the Internal Revenue Service or a court as an employee, such person, for purposes of this Plan, shall be deemed an Employee from the actual (and not the effective) date of such classification.

                (d) Other categories of employees may be excluded from the definition of Employee only by specific direction set forth in the Adoption Agreement of a Participating Employer.

                Section 2.20. "Employer" shall mean the Company and each Participating Employer, either singularly or collectively, as required by the context.

                Section 2.21. "Employer Contributions" shall mean monies paid into the Fund on behalf of a Participant by the Employer in accordance with
Article IV.

                Section 2.22. "Entry Date" shall mean as soon as administratively practicable following the first day of the month coinciding with or next following the day on which an Employee is eligible to become a Participant in accordance with Section 3.1 but no later than the earlier of: the first day of the next Plan Year or six months following the date of eligibility.

                Section 2.23. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

                Section 2.24. Fiduciary" shall mean the individuals, corporation or other entity which has consented to be responsible for administration of any part of the Plan including, but not limited to, the Employer, the Committee, the Trustee and, if any, the Investment Advisor but only with respect to the specific responsibilities assigned to each as described in Article XII. The term "Fiduciary" shall also include any other person properly authorized, in accordance with Committee rules, by any of the aforementioned persons to deal with Fund assets, for purposes of the Plan, but only with respect to the scope of the authority so delegated.

                Section 2.25. "415 Compensation" shall mean a Participant's remuneration including wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with an Employer maintaining the Plan including overtime, bonuses, premium time, etc., but excluding the following:

                (a) contributions made by the Employer to a deferred compensation plan which, without regard to section 415 of the Code, are not includable in the Participant's gross income for the taxable year in which contributed;

                (b) Employer contributions made on behalf of a Participant to a simplified employee pension to the extent they are deductible by the Participant under section 219(b)(7) of the Code;

                (c) distributions from a deferred compensation plan (except from an unfunded non-qualified plan when includable in gross income);

                (d) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by a Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                (e) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; or

                (f) other amounts which receive special tax benefits, such as premiums for group term life insurance (to the extent excludable from gross income) or Employer contributions towards the purchase of an annuity contract described in section 403(b) of the Code.

                Notwithstanding the foregoing, effective January 1, 1998, 415 Compensation shall include all elective deferrals (as defined in section 402(g)(3) of the Code), as well as any other amounts contributed or deferred by the Employer at the election of the Employee which are excluded from the gross income of the Employee under section 125 or 457 of the Code, and for Plan Years beginning after January 1, 2001, amounts excluded under section 132(f) of the Code.

                Section 2.26. "Fund" shall mean the assets held by the Trustee from contributions made by the Employer and Participating Employers, including income, gains and losses thereon, as the source of benefits under this Plan.

                Section 2.27. "Highly Compensated Employee" means any employee who either:

                (a) is a 5% owner (as defined in Code section 416(i)(1)) at any time during the Plan Year for which Highly Compensated Employees are being identified or the preceding Plan Year; or

                (b) with respect to the Plan Year preceding the Plan Year for which Highly Compensated Employees are being identified both (1) had 415 Compensation in excess of the dollar amount under Code section 414(1)(1)(B)(i), as in effect for such Plan Year, and (2) was in the top 20% of all Employees when ranked on the basis of 415 Compensation.

                (c) A former employee shall be treated as a Highly Compensated Employee, if such employee was a Highly Compensated Employee while an active employee in either the Plan Year in which such employee separated from service or in any Plan Year ending after his 55th birthday.

                (d) The determination of Highly Compensated Employee made pursuant to this Section shall be made in accordance with section 414(q) of the Code and the regulations issued thereunder.

                Section 2.28. "Hour of Service" shall mean

                (a) each hour for which an employee is paid or entitled to payment for the performance of duties for the Employer or an Affiliated Company;

                (b) each hour for which an employee is paid, or entitled to payment, by the Employer or an Affiliated Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacations, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this Section to any employee on account of any single continuous period during which such employee performs no duties (whether or not such period occurs in a single Plan Year). For purposes of this Section, a payment shall be deemed to be made by or due from the Employer or an Affiliated Company regardless of whether such payment is made by or due from the Employer or an Affiliated Company directly or through, among others, a trust fund (other than the Fund), or insurer, to which the Employer or an Affiliated Company contributes or pays premiums and regardless of whether contributions made or due from such trust fund (other than the Fund), insurer or other entity are for the benefit of particular employees or are on behalf of a group of employees in the aggregate; and

                (c) each hour for which an employee is absent for Qualified Military Service, provided the employee returns to Service with the Employer or an Affiliated Company within the time period during which the employee's right to reemployment is protected by applicable law.

                (d) each hour for which back-pay, irrespective of mitigation of damages, has either been awarded or agreed to by the Employer or an Affiliated Company. In the event that the same hours could, by the terms of this Section, be credited under more than one paragraph of this Section, such hours shall be credited as provided in paragraph (a) or (b) only, whichever is applicable.

                (e) Hours of Service shall be credited pursuant to the provisions of 29 CFR 2530.200b-2(b) and (c), which are incorporated herein by reference. Nothing in this Section shall be construed to deny an employee credit for an Hour of Service if credit is required by federal statute other than ERISA. In applying such other federal statutes, the nature and extent of such credit shall be governed by such other federal law.

                (f) For purposes of Sections 2.52(c), 3.1 and 5.1 only, Hours of Service shall be credited in accordance with paragraphs (a), (b), (c), (d) and
(e) of this Section 2.288. For all other purposes of the Plan, Hours of Service shall be credited only in accordance with paragraph (a) of this Section 2.288.

                (g) Notwithstanding the foregoing, the following individuals shall receive credit for Hours of Service for purposes of Section 3.1 of the
Plan: (i) individuals who are employed by the Employer and are represented by a collective bargaining agent; and (ii) leased employees within the meaning of section 414(n)(2) of the Code, unless section 414(n)(5) of the Code applies.

                Section 2.29. "Investment Advisor" shall mean an adviser which is (a) registered under the "Investment Advisers Act of 1940," (b) a bank, or
(c) an insurance company qualified to perform investment services in more than one State, which is appointed by the Compensation Committee to render investment advice as provided in Article XII hereof and which acknowledges in writing its status as a Fiduciary under the Plan.

                Section 2.30. "Investment Fund" shall mean any one of the funds comprising the Fund, as designated from time to time by the Compensation Committee. Notwithstanding the foregoing, the available Investment Funds shall at all times include at a minimum three Investment Funds in addition to the Stock Fund.

                Section 2.31. "Merger Effective Date" shall mean close of business December 31, 1993, the effective date of the merger of the Maritrans Inc. Savings Plan with and into the Plan.

                Section 2.32. "Net Profits" shall mean the Employer's, or a Participating Employer's, net income for any fiscal year or its accumulated income from prior years determined in accordance with standard accounting practices regularly employed by the Employer, or Participating Employer, in maintaining its books of account. In the case of a current year, Net Profits shall be determined without deduction for federal, state or local taxes based upon net income or for contributions made by the Employer, or Participating Employers, under this Plan.

                Section 2.33. "Non-Highly Compensated Employee" shall mean an Employee who is not a Highly Compensated Employee.

                Section 2.34. "Normal Retirement Age" shall mean age 65. "Normal Retirement Date" shall mean the first day of the month coinciding with or next following an Employee's attainment of Normal Retirement Age.

                Section 2.35. "Participant" shall mean any Employee qualifying for participation in accordance with Article III hereof. A person shall cease to be a Participant when he and any beneficiary of his no longer have rights to any benefits under the Plan. "Maritank Inc. Participant" shall mean any person participating in the Plan by reason of his employment as an Employee of Maritank Inc. "Marispond Inc. Participant" shall mean, effective on or after July 1, 1994 and prior to January 1, 1995, any person participating in the Plan by reason of his employment as an Employee of Marispond Inc.

                Section 2.36. "Participating Employer" shall mean any Affiliated Company which is designated by the Board as a Participating Employer under the Plan and whose designation as such has become effective upon acceptance of such status by the Board of Directors of the Affiliated Company. A Participating Employer may revoke its acceptance of such designation at any time, but until such acceptance has been revoked, all of the provisions of the Plan and amendments thereto shall apply to the Employees of the Participating Employer. In the event the designation as a Participating Employer is revoked by the Board of Directors of such Participating Employer, the Plan shall be deemed terminated only as to such Participating Employer.

                Section 2.37. "Plan" shall mean the Profit Sharing and Savings Plan of Maritrans Inc. and its related Trust Agreement, as the same may be amended from time to time.

                Section 2.38. "Plan Year" shall mean the period from January 1 through December 31 for any year in which the Plan is in effect.

                Section 2.39. "Qualified Domestic Relations Order" shall mean a judgment, decree or order (including approval of a property settlement agreement) made pursuant to a state domestic relations law (including a community property law) which:

                (a) relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant (the "Alternate Payee");

                (b) creates or recognizes the existence of the Alternate Payee's right to, or assigns to the Alternate Payee the right to, receive all or a portion of the benefits payable to a Participant under this Plan;

                (c) specifies (i) the name and last known mailing address (if any) of the Participant and each Alternate Payee covered by the order, (ii) the amount or percentage of the Participant's Plan benefits to be paid to the Alternate Payee, or the manner in which such amount or percentage is to be determined, and (iii) the number of payments or the period to which the order applies and each plan to which the order relates; and

                (d) does not require the Plan to (i) provide any type or form of benefit, or any option not otherwise provided under the Plan, (ii) provide increased benefits, or (iii) pay benefits to the Alternate Payee that are required to be paid to another Alternate Payee under a prior Qualified Domestic Relations Order. Notwithstanding the foregoing, a Qualified Domestic Relations Order may provide that distribution commence on or after the date on which the Participant attains, or would have attained his Earliest Retirement Age regardless of whether the Participant has incurred a Date of Termination on that date, if the Order directs (i) that the payment of the benefits be determined as if the Participant had retired on the date on which payment is to begin under such Order, taking into account only the balance standing to the Participant's credit in his Accounts on such date, and (ii) that the payment be made in a form in which such benefits may be paid under the Plan to the Participant.

                Section 2.40. "Qualified Military Service" shall mean service in the uniformed service (as defined in chapter 43 of title 38, United States Code) by any employee if such employee is entitled to reemployment rights under such chapter with respect to such service.

                Section 2.41. "Required Distribution Date" shall mean:

                (a) in the case of a Participant who is a 5% owner (within the meaning of Code section 416(i)) with respect to the Plan Year ending in the calendar year in which the Participant attains age 70-1/2, April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2; and

                (b) in the case of a Participant who is not a 5% owner, as described above, April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70-1/2, or (ii) the calendar year in which the Participant has a Date of Severance.

                Notwithstanding the foregoing, in the case of a Participant who attained age 70-1/2 prior to January 1, 1999 and who is not a 5% owner, as described above, Required Distribution Date shall mean April 1 of the calendar year following the calendar year in which the Participant attained age 70-1/2.

                Section 2.42. "Salary Reduction Contributions" shall mean Basic Contributions and Catch-up Contributions (as such terms are defined in Section 4.5) paid into the Fund for a Participant pursuant to Article IV, in a manner intended to satisfy the requirements of sections 401(k) and 414(v) of the Code.

                Section 2.43. "Service" shall mean all periods of active employment with the Employer or an Affiliated Company commencing on the Employee's Date of Employment or Date of Reemployment, whichever is applicable, and ending on his Date of Severance. Service shall also include all periods of Severance during which an Employee does not incur a Break in Service. In addition, "Service" shall also include all periods during which an individual is
(i) employed by the Employer and is represented by a collective bargaining agent; or (ii) rendering services to the Employer as a leased employees within the meaning of section 414(n)(2) of the Code, unless section 414(n)(5) of the Code applies.

                For purposes of vesting under the Plan, Participants who are former employees of Computer Command and Control Company ("CCCC"), and who transferred to employment with the Employer or a Participating Employer on or before March 31, 1997, shall be credited with Service under the Plan for all periods of active employment with CCCC prior to March 31, 1997; provided, however, that no more than 5 years of Service shall be credited pursuant to this paragraph.

                Section 2.44. "Severance" shall mean the period of time commencing on an Employee's Date of Severance and ending on the date on which the Employee again performs an Hour of Service.

                Section 2.45. "Spouse" shall mean the husband or wife of a Participant who is married to that Participant on the date on which the payments to the Participant are to begin as provided in the Plan or on the date Spousal consent is necessary under Section 8.4; provided, that a former spouse shall be treated as a Spouse to the extent required under a Qualified Domestic Relations Order.

                Section 2.46. "Stock" shall mean either Common Stock or rights or a combination of Common Stock and rights, as the case may be.

                Section 2.47. "Stock Fund" shall mean an Investment Fund invested solely in Stock. The availability of the Stock Fund as an Investment Fund shall be determined by the Compensation Committee.

                Section 2.48. "Trust Agreement" shall mean the separate written agreement adopted as a part of the Plan which sets forth the provisions under which the Trustee shall manage the Fund.

                Section 2.49. "Trustee" shall mean the bank or trust company or the individuals designated by the Employer to administer the Fund in accordance with this Plan as provided herein.

                Section 2.50. "Valuation Date" shall mean each business day of the Plan Year on which the fair market value of the Fund shall be determined.

                Section 2.51. "Years of Service" shall mean the number of whole years of an Employee's Service whether or not such years were completed consecutively.

                (a) For Eligibility Computation Periods ending after January 1 1985, an Employee shall be credited with one Year of Service for each 12 months of Service he completes. Less than whole year periods of Service, whether or not consecutive, shall be aggregated on the basis that 12 months of Service (30 days are deemed to be a month in the case of the aggregation of fractional months) equal one Year of Service.

                (b) For Eligibility Computation Periods completed prior to January 1, 1985, an Employee shall be credited with all of the Years of Service credited to him under the Plan as in effect on December 31, 1984.

                (c) In addition, for purposes of determining an employee's eligibility and vesting, Years of Service shall include each period of Qualified Military Service served by the employee, provided that the employee is reemployed by the Employer or an Affiliated Company within the time during which the employee's right to reemployment is protected by applicable law.

                (d) If an Employee incurs a Date of Severance and, prior to the occurrence of a Break in Service, the Employee performs an Hour of Service for the Employer or any Affiliated Company, Years of Service shall also include the period between the Date of Severance and the date on which such Hour of Service is performed.

                (e) In the case of any Participant who has incurred a Date of Severance but who is reemployed after incurring 5 consecutive Breaks in Service, Years of Service after such 5-year period shall not be taken into account for the purposes of determining the vested interest attributable to Employer Contributions made before such 5-year period.

                (f) In the case of a Participant who has incurred a Date of Severance and who does not have any vested interest in his Account at such Date, Years of Service before any consecutive Breaks in Service shall not be taken into account in determining Years of Service after such Breaks if the number of consecutive Breaks in Service equals or exceeds the greater of (i) 5 or (ii) the aggregate number of Years of Service prior to such Periods. Such aggregate number of Years of Service shall be deemed not to include any Years of Service not required to be taken into account under this Section by reason of any prior Break in Service. For purposes of determining an Employee's eligibility to participate in the Plan under Section 3.1 and his vested percentage under
Section 7.1, Years of Service shall include all years of employment with the Employer or an Affiliated Company whether or not the employee qualified as an Employee during those years.

                                   ARTICLE III


                                   ELIGIBILITY

                Section 3.1. Eligibility to Participate.

                (a) General Requirements. All Employees who were Participants in the Plan prior to January 1, 1997 shall continue to participate herein.

                (b) Employer Contributions. Employees shall be eligible to participate in the Plan for the purpose of receiving Employer Contributions under Section 4.1 on the Entry Date coinciding with or next succeeding their completion of 1,000 Hours of Service in an Eligibility Computation Period and attainment of age 21. Any Employee eligible to participate in the Plan shall automatically become a Participant as provided in this subsection (b) and may not waive benefits provided pursuant to this subsection (b) or elect not to participate in the Plan.

                (c) Salary Reduction Contributions.

                    (i) Each Employee who is classified as a regular, full-time Employee in the Employer's personnel records shall be eligible to participate in the Plan for the purpose of making Salary Reduction Contributions on the date coinciding with his Date of Employment.

                    (ii) Each Employee who is classified as other than a regular, full-time Employee shall be eligible to participate in the Plan for the purpose of making Salary Reduction Contributions on the later of his Date of Employment or the date on which he attains age 21.

                An Employee must give direction in the manner prescribed by the Committee with respect to the Investment Fund(s) in which Salary Reduction Contributions are to be invested in order to be eligible to participate under this subsection (c).

                Section 3.2. Required Information. All eligible individuals must furnish the Committee with such information as it may reasonably request in accordance with the uniform procedures established by the Committee and announced to the Employees.

                Section 3.3. Change of Job Classification and Transfers. In the event a change of job classification or a transfer to an Affiliated Company results in a Participant no longer qualifying as an Employee, such employee shall cease to be a Participant as of the effective date of such change of job classification or transfer, but the employee shall not be deemed to have incurred a Date of Severance. If the Affiliated Company maintains a qualified retirement plan which permits the transfer of a Participant's Accounts from this Plan to such plan, such Participant, upon notice in the form and at the time prescribed by the Committee, may elect to have the value of his Accounts transferred to such other Plan; provided, however, that the Committee, in its sole discretion, may refuse to allow a transfer if such transfer would violate the provisions of section 411(d)(6) of the Code and the regulations thereunder.

                Section 3.4. Re-entry. If a Participant incurs a Break in Service and once again qualifies to participate in the Plan, he shall become a Participant on the first day following such Break in Service on which he performs an Hour of Service. If a terminated Employee, who had qualified for participation hereunder, incurs a Break in Service and is subsequently rehired by the Employer, he shall become a Participant on his Date of Reemployment. If a terminated Employee, who had not qualified for participation hereunder, is subsequently rehired by the Employer, he shall be eligible to participate as provided in Section 3.1 as if he had not been previously employed by the Employer.

                                   ARTICLE IV


                                  CONTRIBUTIONS

                Section 4.1. Contributions by Employer. For each Plan Year, the Employer shall contribute to the Fund so much of its Net Profits as the Board may authorize and direct. All such contributions shall be held and administered by the Trustee as a part of the Fund according to the terms of the Trust Agreement. Notwithstanding any other provisions of this Section, Employer Contributions for any Plan Year shall not exceed the maximum amount deductible by the Employer for such Plan Year under the provisions of section 404 of the Code taking into account Salary Reduction Contributions under Section 4.5. Except as expressly provided herein, these Employer Contributions shall be irrevocable. All amounts contributed hereunder shall be conditioned on their deductibility.

                Section 4.2. Determination of Employer Contributions. The Board shall determine the amount of any Employer Contributions to be made to the Fund under the terms of this Plan. In determining such Employer Contributions, the Board shall be entitled to rely upon computations of its Net Profits made by independent public accountants regularly employed by it or made by the Employer's comptroller or treasurer. The determination shall be final and conclusive and shall not be subject to change as the result of any subsequent audit by the Internal Revenue Service or as the result of any subsequent adjustment of the Employer's books of account. The Trustee shall have no duty to inquire into the amount of the Employer's annual Contribution or the method used in determining the amount of the Employer Contribution, but shall be accountable only for funds received by it.

                Section 4.3. Time and Payment of Employer Contributions. Employer Contributions shall be determined on a quarterly basis. Such amounts shall be paid over to the Trustees within the time prescribed by law, including any extensions of such time, for the filing of the Employer's federal income tax return for such year.

                Section 4.4. Form of Employer Contributions. Employer Contributions will be in cash.

                Section 4.5. Salary Reduction Contributions. Participants are not required to make Salary Reduction Contributions hereunder. A Participant may make an election, in the manner prescribed by the Committee, to reduce Compensation and make Salary Reduction Contributions in accordance with the provisions of this Section, which election shall become effective, at the time prescribed by the Committee. Notwithstanding the foregoing, the Committee, in its sole discretion, may unilaterally amend or revoke a Participant's election at any time, or, for eligible Participants, recharacterize Basic Contributions as Catch-up Contributions under subsection (b) to the extent permitted by section 414(v) of the Code and regulations issued thereunder if the Committee determines that Basic Contributions to such Participant's Salary Reduction Contribution Account would otherwise exceed the limitations of Section 5.4. In addition, the Committee may increase the rate of Basic Contributions or limit the amount of Basic Contributions for any Plan Year on a nondiscriminatory basis.

                (a) Basic Contributions. A Participant's Basic Contributions into the Fund shall be in the aggregate at the rate of 2% through 12% (in whole percentages only), increased to 75% as of January 1, 2003, of the Compensation, otherwise payable to the Participant. Notwithstanding the foregoing, effective January 1, 2002, a Participant's Basic Contributions into the Fund shall be limited to $8,750, increased to $10,000 effective September 1, 2002 and to $12,000, effective January 1, 2003, or such other amount as the Committee shall specify in the Plan.

                (b) Catch-up Contributions. Effective November 1, 2002, a Participant who has attained, or will attain, age 50 prior to the end of a Plan Year may make, by a separate election, in the manner prescribed by the Committee, Catch-up Contributions (in whole percentages only) provided, however, that (i) Catch-up Contributions shall not be treated as contributed pursuant to this subsection (b) unless the Participant is unable to make additional Basic Contributions for the Plan Year under subsection (a) due to limitations imposed by the Plan or applicable federal law and (ii) the amount contributed pursuant to this subsection (b) for any Plan Year and, to the extent required by Treasury regulation's, any other elective deferrals contributed on the Participant's behalf pursuant to section 414(v) of the Code for a Plan Year shall not exceed the lesser of (A) $1,000 (or such other amount as may be applicable under section 414(v) of the Code) or (B) the excess of the Participant's Compensation (as defined in Section 2.10) for the Plan Year over the Basic Contributions contributed on the Participant's behalf under subsection (a) above for the Plan Year. Catch-up Contributions for the Plan Year under this subsection (b) shall not be subject to the limitations described in Section 4.5(c), Section 5.4, and
Section 5.5.

                (c) Limitation on Salary Reduction Contributions. Notwithstanding anything contained herein to the contrary, a Participant's total Salary Reduction Contributions under the Plan, excluding Catch-up Contributions made under section 414(v) of the Code, together with elective deferrals (as defined in section 402(g) of the Code) under any other plan or arrangement maintained by the Employer or an Affiliated Company shall not exceed $7,000 (or such other amount as is applicable for a calendar year under section 402(g) of the Code and the regulations issued thereunder) for any calendar year. Furthermore, should a Participant claim that his Salary Reduction Contributions under the Plan (reduced by Salary Reduction Contributions previously distributed pursuant to Section 4.7 or returned to the Participant pursuant to Section 5.4(c)) when added to his other elective deferrals under any other plan or arrangement (whether or not maintained by the Employer or an Affiliated Company) exceed the limit imposed by section 402(g) of the Code for the calendar year in which the deferrals occurred, the Participant shall allocate to the Plan or to such other qualified cash or deferred arrangement the excess deferrals. The Committee, notwithstanding any other provision of the Plan, shall distribute, by April 15 of the following calendar year, the amount of the Salary Reduction Contributions specified in the Participant's claim as of the end of the Plan Year plus income thereon from the end of the Plan Year to the date of distribution. The Participant's claim shall be in writing and should be submitted to the Committee no later than the March 1 following the calendar year in which such deferrals occurred. Notwithstanding anything in this Section 4.5 to the contrary, a Participant shall be deemed to have made a claim for distribution of excess elective deferrals from the Plan to the extent that his Salary Reduction Contributions, excluding Catch-up Contributions contributed pursuant to SubSection 4.5(b) of the Plan, together with his elective deferrals under any other plan or arrangement maintained by the Employer or an Affiliated Company exceed the limit imposed by section 402(g) of the Code for the calendar year.

                (d) Participant Agreement. Amounts representing a Participant's Basic and Catch-up Contributions shall be deducted from payrolls pursuant to a salary reduction agreement between the Employer and the Participant, and such amounts shall, not less frequently than monthly, be paid into the Fund.

                (e) Suspension or Change in Rates of Basic Contributions and/or Catch-up Contributions. A Participant may suspend or change the rate of his Basic Contributions and/or Catch-up Contributions by submitting a request, in the manner and at the time prescribed by the Committee. The Participant shall be allowed to resume making Basic Contributions in the manner and in the time prescribed by the Committee, in its sole discretion which shall be exercised in a uniform and nondiscriminatory manner. A Participant may change the rate at which he makes Basic Contributions and Catch-up Contributions in the manner and at the time prescribed by the Committee; provided, however, that a Participant whose Compensation is decreased may reduce such rate as of the effective date of such decrease. All Basic Contributions and Catch-up Contributions by a Participant shall be suspended without any request on his part for any month in which he is on leave of absence without Compensation.

                (f) Records. All Salary Reduction Contributions transferred to the Trustee under the Plan shall be accompanied by instructions from the Committee to the Trustee that: (i) identify the Participant on whose behalf the Salary Reduction Contribution is being made; and (ii) direct the investment of the Salary Reduction Contribution in accordance with the Participant's investment directions pursuant to Article VI.

                Section 4.6. Expenses of the Plan. All normal expenses incurred in the operation and administration of the Plan, including the Trustee's compensation, shall be paid by the Fund, unless at the election of the Employer such expenses are paid by the Employer. However, extraordinary expenses incurred on behalf of a particular Participant shall, upon determination by the Committee, be charged against the Participant's Accounts.

                Section 4.7. Return of Contributions. All Contributions under the Plan are conditioned upon the deductibility of such Contributions under section 404 of the Code and, to the extent the deduction is disallowed, shall be returned to the Employer within one year after the disallowance of the deduction. The Employer shall pay amounts attributable to Salary Reduction Contributions thereby returned to it to the appropriate Participants as soon as practicable thereafter. Notwithstanding the foregoing, the maximum amount which may be returned shall be the value of the Salary Reduction Contributions on the date they are returned. In the event that, with respect to any Plan Year, the deductibility of all Contributions under the Plan by the Employer would be limited under section 404 of the Code, the Committee shall reduce the rate of Contribution which may be made to the Plan to the extent necessary to permit full utilization of the deduction from the prior year. Contributions shall be held in trust for the exclusive benefit of Participants and their beneficiaries and may not, except as otherwise provided herein, revert to the Employer. Notwithstanding the foregoing, if the Employer so directs, the Trustee shall return to the Employer that part of the Employer Contribution for any Plan Year which is made under a mistake of fact or which is conditioned on the deductibility of such Contribution, which deduction is subsequently disallowed. The amount of the Employer Contribution which may be returned to the Employer shall not exceed the excess of (a) the amount contributed over (b) the amount that would have been contributed if there had not occurred a mistake of fact or a mistake in determining the deduction. Such amount must be returned to the Employer within one year from the date of such mistaken contribution or disallowance of deduction. Earnings attributable to any excess Employer Contribution may not be returned to the Employer but losses attributable thereto shall reduce the amount returned. Further, if withdrawal of the amount attributable to the mistaken Employer Contribution would cause the balance of any Participant's individual Account to be reduced to less than the balance which would have been in the Account had the mistaken amount not been contributed, then the amount to be returned to the Employer hereunder shall be limited so as to avoid such reduction.

                Section 4.8. Rollovers and Transfers from Qualified Plans. With the approval of the Committee, an Employee (regardless of whether he has met the eligibility requirements of Article III) may deposit into a Rollover Account all or any portion of the amount of cash received as a distribution from another qualified trust forming a part of a plan described in section 401(a) of the Code or from an individual retirement program described in section 408 (or, on or after January 1, 2002, arrangements described in sections 403, or 457) of the Code, but only if the deposit qualifies as a tax-free rollover as defined in section 402, (or on or after January 1, 2002, sections 403, or 457) of the Code, as applicable, provided, however that the Plan shall not accept a rollover of after-tax contributions. If the deposit does not qualify as a tax-free rollover, the deposit shall be refunded to the Employee. In addition to the foregoing, and with the approval of the Committee, the Trustee may accept on behalf of any Employee an amount of cash or property transferred directly from another qualified trust forming part of a qualified plan described in section 401(a) of the Code and such amount of cash or property shall be deposited into a Rollover Account for such Employee. The Committee shall have the right to refuse to accept the transferred amount if such receipt would cause this Plan to be subject to the provisions of sections 401(a)(11) and 417 of the Code with respect to such Employee. Rollovers and transferred amounts shall be made in cash and shall be invested in accordance with the provisions of Article VI. An Employee who is not a Participant shall be treated as a Participant with respect to his Rollover Account for purposes of valuations, investments and distributions.

                Section 4.9. Merger of Maritrans Inc. 401(k) Savings Plan. Notwithstanding the foregoing Section 4.8, effective on the Merger Effective Date, all assets held under the Maritrans Inc. 401(k) Savings Plan were transferred to the Fund and merged with the assets of the Plan. All benefits payable after the Merger Effective Date from the Maritrans Inc. 401(k) Savings Plan shall be payable from the Fund under the Plan. With respect to each Participant who had an account under the Maritrans Inc. 401(k) Savings Plan on the Merger Effective Date, the Participant's contribution account under such Savings Plan was transferred to his Salary Reduction Contribution Account under the Plan, and the Participant's rollover account under the Savings Plan was transferred to his Rollover Account under the Plan.

                Section 4.10. Qualified Military Service. Notwithstanding any provision of this Plan to the contrary, contributions with respect to Qualified Military Service will be provided in accordance with section 414(u) of the Code, as follows:

                (a) Employer Contributions. The Employer shall make Employer Contributions on behalf of a reemployed Participant pursuant to Section 4.1, provided the Participant would be entitled to share in such contributions pursuant to Section 5.1 had the Participant not been in Qualified Military Service.

                (b) Salary Reduction Contributions. The Employer shall permit a reemployed Participant to make additional Salary Reduction Contributions, pursuant to Section 4.5, during the period which begins on the date of the reemployment of such Participant and has the same length as the lesser of

                    (i) the product of 3 and the period of Qualified Military Service which resulted in such rights, and

                    (ii) 5 years.

                The amount of additional Salary Reduction Contributions permitted under this subsection (b) is the maximum amount of the Salary Reduction Contributions that the Participant would have been permitted to make under the Plan during the period of Qualified Military Service if the Participant had continued to be employed by the Employer during such period and received compensation as determined under subsection (e). Proper adjustment shall be made to the amount determined under the preceding sentence for any Salary Reduction Contributions actually made during the period of such Qualified Military Service.

                (c) Matching Contributions. With respect to Matching Contributions as provided under Schedule A prior to January 1, 1995, the Employer shall make a Matching Contribution on behalf of a Participant with respect to any additional Salary Reduction Contributions made by the Participant pursuant to subsection (b) on the same basis Matching Contributions would have been made under Section F. of SCHEDULE A had such Salary Reduction Contributions actually been made during the period of Qualified Military Service.

                (d) Limitation on Crediting of Earnings and Forfeitures. Nothing in this Section 4.10 shall be construed as requiring (i) any crediting of earnings to a Participant with respect to any Employer Contribution, Salary Reduction Contribution, Matching Contribution (made prior to January 1, 1995), or Catch-up Contribution before such contribution is actually made, or (ii) any allocation of any forfeiture with respect to the period of Qualified Military Service.

                (e) Compensation. For purposes of this Section 4.10, a reemployed Participant shall be treated as receiving compensation during a period of Qualified Military Service equal to --

                    (i) the compensation the Participant would have received during such period if the Participant were not in Qualified Military Service, determined based on the rate of pay the Participant would have received from the Employer but for absence during the period of Qualified Military Service, or

                    (ii) if the compensation the Participant would have received during such period was not reasonably certain, the Participant's average Compensation during the 12-month period immediately preceding the Qualified Military Service (or, if shorter, the period of employment immediately preceding the Qualified Military Service).

                (f) Inapplicability of Certain Limitations. If any contributions are made by a Participant or the Employer in accordance with this Section 4.10:

                    (i) any such contribution shall not be subject to any otherwise applicable limitation contained in, and the Plan shall not be treated as failing to meet the requirements of, Section 4.5(c), Section 5.4, Section 5.5 or ARTICLE XI, as well as Sections G., H., I., and J. shall not be taken into account in applying such limitations to other contributions or benefits under the Plan with respect to the year in which the contribution is made; and

                    (ii) any such contribution shall be subject to the limitations referred to in subparagraph (f)(1), to the extent required by sections 414(u) and 414(v) of the Code, with respect to the year to which the contribution relates (in accordance with rules prescribed by the Secretary of the Treasury).

                                    ARTICLE V

                          ALLOCATIONS OF CONTRIBUTIONS

                Section 5.1. Allocation of Employer Contributions. Employer Contributions for each Plan Year shall be totaled and shall then be apportioned among and allocated to the Employer Contribution Account established and maintained by the Committee for each Participant. The Employer Contribution Account of each Participant who has completed 1,000 Hours of Service during the Plan Year for which the Employer Contribution is made (and, effective for Plan Years commencing on and after January 1, 1996 but prior to January 1, 2000, who is an Employee on the last day of the Plan Year for which the Employer Contribution is made,) shall receive an allocation of that Employer Contribution in the proportion that the Compensation of each such Participant bears to the total Compensation of all Participants for such Plan Year. Allocation of the Employer Contributions shall be made after appraisal of the Fund and allocation of gains and losses under Section 6.5.

                Section 5.2. Termination During the Plan Year. In addition to the requirements under Section 5.1, a Participant must be employed on the last day of a calendar quarter during a Plan Year to be entitled to be allocated the portion of the Employer Contribution attributable to that calendar quarter; provided, however, that a Participant otherwise entitled to be allocated an Employer Contribution for at least a portion of the Plan Year shall have all Compensation earned through date of termination of employment taken into account in determining the allocation to that Participant's account.

                Section 5.3. Allocation of Salary Reduction Contributions. Salary Reduction Contributions made for a Participant in respect of any Plan Year shall be allocated to his Salary Reduction Contribution Account and shall be invested in accordance with the provisions of Article VI.

                Section 5.4. Limitations on Salary Reduction Contributions. For any Plan Year (a) Salary Reduction Contributions, excluding Catch-up Contributions, under the Plan shall not be in excess of the limitations on deductions imposed under section 404(a)(3) of the Code; (b) the Plan shall satisfy the coverage requirements of section 410(b)(1) of the Code; and (c) the Plan shall satisfy the average deferral percentage test set forth in subsection
(a).

                (a) Average Deferral Percentage Test. The average deferral percentage for Highly Compensated Employees who are Participants in the Plan shall not exceed the greater of (i) or (ii) as follows:

                    (i) The average deferral percentage for all Participants who are Non-Highly Compensated Employees for the preceding Plan Year, multiplied by 1.25, or

                    (ii) The average deferral percentage for all Participants who are Non-Highly Compensated Employees for the preceding Plan Year, multiplied by 2.0; provided that the average deferral percentage for Highly Compensated Employees who are Participants may not exceed the average deferral percentage for Non-Highly Compensated Employees who are Participants by more than two percentage points.

                In accordance with Treasury regulations, the Employer may elect to apply paragraphs (i) and (ii) based upon the Plan Year rather than the preceding Plan Year.

                (b) Average Deferral Percentage. For purposes of Section 5.44(a), the term "average deferral percentage" as applied to a specified group of Participants shall mean the average of the ratios, calculated separately for each such Participant in such group of:

                    (i) the amount of Salary Reduction Contributions, excluding any Salary Reduction Contributions used in determining the deferral percentage described in the next paragraph that are distributed to an Employee who is a Non-Highly Compensated Employee pursuant to a distribution under Section 4.5(c) or returned to the Participant pursuant to Section 5.44(d), paid to the Plan on behalf of each such Participant for such Plan Year or contributed pursuant to
Section 4.5(b) of the Plan, to

                    (ii) the Participant's Compensation for such Plan Year.

                For the purposes of this Section 5.44, the deferral percentage of a Highly Compensated Employee who is a Participant under this Plan and who has made elective deferrals under any other qualified cash or deferred arrangement (excluding plans that are not permitted to be aggregated under Treas. Reg. section 1.401(k)-1(b)(3)(ii)(B)) maintained by the Employer or an Affiliated Company pursuant to section 401(k) of the Code shall be the sum of his deferral percentages under all such plans.

                (c) Return of Excess Salary Reduction Contributions.

                    (i) If the average deferral percentage for all Participants who are Highly Compensated Employees exceeds the amount specified in Section 5.4(a) for any Plan Year, the "Excess Salary Reduction Contributions" (as defined in paragraph (iii), below) shall be distributed from the Salary Reduction Contribution Account of the Highly Compensated Employee with the greatest amount of Salary Reduction Contributions for the Plan Year or until the Salary Reduction Contributions of such Highly Compensated Employee is equal to the Salary Reduction Contributions made by the Highly Compensated Employee with the next greatest amount of Salary Reduction Contributions for the Plan Year. This process shall be repeated until all Excess Contributions have been distributed.

                    (ii) Salary Reduction Contributions that must be distributed pursuant to paragraph (i) shall be distributed within the 12 months of the close of the Plan Year with respect to which the distribution applies. For purposes of determining the Excess Contributions, Salary Reduction Contributions previously distributed pursuant to Section 4.5(c) shall be treated as distributed under this Section 5.44(c) and Catch-up Contributions contributed pursuant to Section 4.5(b) shall not be taken into account.

                    (iii) For purposes of this Section 5.4(c), "Excess Contributions" shall be an amount determined by multiplying the Compensation of Employees who are Highly Compensated Employees for the Plan Year by the difference between (A) the Average Deferral Percentage for such Highly Compensated Employee for such Plan Year by (B) the highest Average Deferral Percentage that would have permitted the Plan to satisfy the nondiscrimination test of Section 5.44(a), as determined in accordance with section 401(k) of the Code and applicable Treasury regulations.

                    (iv) Notwithstanding any other provisions of the plan, the amount so reduced, together with the earnings thereon, shall be deemed to have been contributed to the Plan by mistake of fact, shall (i) be refunded to the Employer, and shall thereafter be paid (subject, however, to the withholding taxes and other amounts as though such amounts were current remuneration) by the Employer to the Participants from whose Compensation such amount was obtained, or (ii) effective January 1, 2002, be recharacterized as Catch-up Contributions contributed pursuant to Section 4.5(b) to the extent permitted by section 414(v) of the Code and regulations issued thereunder, Such payment shall be made within two and one half (2-1/2) months following the close of such Plan Year, if administratively practicable, but in no event later than the last day of the Plan Year following such Plan Year.

                (d) Any distribution or forfeiture of Salary Reduction Contributions necessary pursuant to Section 5.44(c) shall include a distribution or forfeiture of the income, if any, allocable to such contributions. Such income shall be equal to the sum of the allocable gain or loss for the Plan Year and shall be determined by the Committee in a manner uniformly applicable to all Participants and consistent with Treasury regulations.

                Section 5.5. Maximum Allocation to Participants. Notwithstanding any other provisions of this Plan, the Annual Additions to any Participant's account for any Plan Year shall not exceed the lesser of (a) $30,000 (or, effective January 1, 2002, $40,000 or such other dollar amount as may be in effect by reason of an adjustment pursuant to section 415(d) of the Code), or
(b) 25% of the total 415 Compensation paid to the Participant during a Plan Year (or, effective January 1, 2002, 100% of the Participant's Compensation) as defined in Section 2.10 of the Plan for the Plan Year. The Compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of section 401(h) or section 419A(f)(2) of the Code which is otherwise treated as an Annual Addition. For purposes of Article V, "Annual Additions" for any Plan Year means the sum of:
(a) all contributions made by the Employer or an Affiliated Company hereunder or under any other defined contribution plan maintained by either; and (b) the amount of forfeitures allocated to a Participant's Account; provided, however, that Catch-up Contributions are excluded.

                Section 5.6. Maximum Limit for Employees Also Participating in a Defined Benefit Plan. Prior to January 1, 2000, if a Participant is also earning retirement benefits under a separate defined benefit plan or plans established by the Employer or an Affiliated Company, the benefits under such plan or plans for any Plan Year shall be so limited that the sum of fractions (a) and (b) below shall not exceed 1.0 where:

                (a) is a fraction, the numerator of which is the projected annual benefit of the Participant under the defined benefit plan and the denominator of which is the lesser of:

                    (i) the product of 1.25 and $90,000 (adjusted to reflect any cost of living increases provided in accordance with section 415 of the Code), or

                    (ii) the product of 1.4 and 100% of the Participant's average annual 415 Compensation for his high three consecutive years; and

                (b) is a fraction, the numerator of which is the sum of all Annual Additions for all years during which he was a Participant and the denominator of which is the sum of the lesser of (i) and (ii) for each year during which the Participant was an Employee of the Employer:

                    (i) the product of 1.25 and the dollar limitation in effect under section 415(c)(1)(A) of the Code for such year, or

                    (ii) the product of 1.4 and 25% of the Participant's 415 Compensation for such year.

                Section 5.7. Statements. The Trustee shall furnish each Participant at such times as determined by the Committee, statements reflecting the fair market value of the Participant's Accounts under the Plan as of the most recent Valuation Date and the number of shares of Stock in his Accounts as of such Date.

                                   ARTICLE VI

                              INVESTMENT DIRECTIONS

                Section 6.1. Investment of Participants' Accounts. Each Participant shall, in the manner prescribed by the Committee, direct that the total of his Account be paid into and invested in any one or more of the Investment Funds in such percentages as the Participant may direct, provided that each pay period's investment in any Investment Fund shall be in increments of 1% of such Account. If the Stock Fund is an available Investment Fund, no Participant may direct the investment of more than $2,500 into the Stock Fund in any Plan Year. The percentage allocation of a Participant's future Account to be paid into and invested in the Investment Funds may be changed on any business day and such change will be implemented by the Committee as soon as is practicable. Notwithstanding the foregoing, the available Investment Funds shall at all times include at a minimum three Investment Funds in addition to the Stock Fund. Each Participant shall be solely responsible for his or her investment directions. Neither the Company or its officials, nor the Committee, the Trustee, the Compensation Committee of the Board, or any other Fiduciary will have any responsibility or liability for any losses which may result from Participant investment directions.

                Section 6.2. Transfer of Investments. A Participant may transfer any portion, in 1% increments of his interest in any Investment Fund attributable to his Account to any one or a combination of the other Investment Funds during business hours on any business day.

                Section 6.3. Notice. Any direction or notice pursuant to Section
6.1 and/or Section 6.2 shall be made in accordance with such rules as may be established by the Committee.

                Section 6.4. Reliance on Investment Direction. All investment directions or notices by Participants pursuant to Section 6.1 or Section 6.2 shall be timely furnished by the Committee to the Trustee. In making any investment of Plan assets, the Trustee shall be fully entitled to rely on such directions or notices furnished by the Committee and shall be under no duty to make any inquiry or investigation with respect thereto. If an Investment Fund in which a Participant has amounts invested becomes no longer available and the Participant does not elect an Investment Fund(s) in which to transfer such amount(s) after being given notice and opportunity to elect pursuant to Administrative procedure, all amounts in such Investment Fund shall be transferred in the same proportion to similar Investment Fund(s) available under the Plan.

                Section 6.5. Valuation of Fund and Allocation of Gains and Losses. The entire Fund shall be appraised as of each Valuation Date to determine its fair market value. The Fund shall also be appraised at other dates as directed by the Committee, in its sole discretion. The appraisal on each Valuation Date shall be made before addition of the Employer Contribution for the Plan Year that includes the Valuation Date, but any appraisal shall take into consideration all income received and accrued, all realized and unrealized gains and losses and all expenses chargeable to the Fund. Thereupon, all Participants' Accounts shall be adjusted so that each Account reflects its portion of the new value of the Fund in the proportion that such Account bore to the aggregate value of all Accounts immediately after addition of the Employer Contributions for the preceding Plan Year.

                Section 6.6. ERISA Section 404(c) Compliance. It is the intention of the Employer that the requirements of section 404(c) of ERISA and the regulations thereunder be satisfied by the provisions of this Article VI, that this Article VI be construed in a manner consistent with that intention, and that all fiduciaries under the Plan be afforded the maximum insulation from investment liability afforded by section 404(c) of ERISA.

                Section 6.7. Voting and Tender of Shares of the Stock Fund. The Trustee shall deliver, of cause to be delivered, to each Participant all notices, prospectuses, financial statements, proxies and proxy soliciting material relating to the Stock Fund allocated to the Participant's Accounts. Each Participant or beneficiary of such Participant in the event the Participant dies prior to the complete distribution of such Stock Fund, shall have the right to direct the Trustee as to the exercise of voting rights with respect to shares of Stock in the Stock Fund including fractional shares; provided, however, that the Committee may, to the extent possible, direct the Trustee to vote the combined fractional shares so as to reflect the aggregate direction of all Participants giving direction with respect to fractional shares. Shares of Stock in the Stock Fund that have been allocated to Participants' Accounts but which have not been voted by Participants shall be voted by the Trustee in the same percentages as the remaining shares of the Stock Fund have been voted by the Participants. The voting of shares of stock in the Stock Fund by the Trustee shall be accomplished solely pursuant to this Section 6.7 and shall not constitute a fiduciary duty of the Trustee.

                                   ARTICLE VII

                                     VESTING

                Section 7.1. Separation from Service. Whenever a Participant's Service with the Employer is terminated prior to his Normal Retirement Age for reasons other than death, his vested interest in his Account shall be determined as of his Date of Severance and distributed in accordance with Section 8.2, as follows:

                (a) A Participant's vested interest in his Employer Contribution Account shall be determined on the basis of the number of Years of Service credited to him as follows:

                          Years of Service                  Vested Interest
                          ----------------                  ---------------
                               Less than 2                           0%
                                         2                          10%
                                         3                          20%
                                         4                          40%
                                         5                          70%
                                 6 or more                         100%

Amounts in excess of the value of the Participant's vested interest in his Employer Contribution Account shall be forfeited as of the date the Participant's Service terminates, and shall be reallocated among remaining Participants in accordance with Section 7.3. Participants who were Participants in the IOT Corporation Profit Sharing Plan effective June 30, 1975, may nevertheless elect to have their vested interest computed under Section 10.1 of that plan.

                (b) A Participant who is an Employee shall become 100% vested in his Employer Contribution Account upon attainment of his Normal Retirement Age, death or Disability.

                (c) A Participant shall, at all times, have a 100% vested interest in the value of his Salary Reduction Contribution Account.

                (d) A Participant shall, at all times, have a 100% vested interest in the value of his Rollover Account.

                Section 7.2. No Forfeiture After Termination of Plan. No forfeiture shall occur under this Article VII if the Plan has been previously terminated by the Employer or if Employer Contributions have been completely discontinued.

                Section 7.3. Allocation of Forfeitures. All forfeitures arising under Section 7.1(a) shall remain as part of the Fund and shall be allocated among the Employer Contribution Accounts of all other Participants on the Valuation Date coincident with or next succeeding the event giving rise to such forfeiture in the same manner as contributions to the Fund under Section 5.1.

                Section 7.4. Re-employment Before Break in Service. If the Participant is reemployed by the Employer prior to incurring 5 consecutive Breaks in Service, he shall have restored to his Employer Contribution Account any forfeited amount; provided, however, that if the Participant has received a distribution of all or part of his vested interest in the Plan in accordance with the provisions of this Article VII on account of incurring a termination of Service, then such restoration shall not occur unless such Participant repays the amount distributed prior to the earlier of (a) 5 years after the Participant's Date of Reemployment, or (b) the occurrence of 5 consecutive Breaks in Service. Any amounts restored shall be paid first from forfeitures for the current Plan Year and, where such forfeitures are not sufficient, from additional contributions by the Employer. The Committee shall maintain or cause to be maintained a record of the amounts forfeited in accordance with the above. The Committee shall inform the Employer of any amounts required to be restored hereunder, and the Employer shall pay such amounts within 30 days of such notice.

                Section 7.5. Vesting Following In-Service Withdrawals. If a Participant has received a distribution described in Section 10.2 from his Employer Contribution Account and, in the case of a Maritank Inc. Participant, his Matching Contribution Account, and, at a time when he has less than a 100% vested interest in such Accounts, his vested interest in such Accounts at all times prior to the date on which he incurs his fifth consecutive Break in Service, shall be an amount "X" determined by the formula X=P(AB+(RxD))-(RxD), when:

         "P"= the Participant's vested percentage as determined under Section 7.1(a) on the date of reference.

         "AB"= the balance, as of the date of reference, of the Participant's Employer Contribution Account and, in the case of a Maritank Inc. or Marispond Inc. Participant, his Matching Contribution Account.

         "D"=   the amount of the distribution.

         "R"= the ratio of AB to the balance, immediately following the distribution, of the Participant's Employer Contribution Account and in the case of a Maritank Inc. Participant, his Matching Contribution Account.

                In the event that the Participant has received more than one such distribution, his vested interest in such Accounts shall be an amount "X(n)" determined by the formula X(n)=P[AB+((R(1)xD(1))+(R(2)xD(2))+...+(R(n) xD(n))]-[(R(1)xD(1))+(R(2)xD(2))+...+(R(n)xD(n))], when D(1) is the amount of the first such distribution, D(2) is the amount of the second such distribution, and so forth, and R(1) is the ratio of AB to the balance of the appropriate Accounts immediately following the first distribution, R(2) is the ratio of AB to the balance of the appropriate Accounts immediately following the second distribution, and so forth.

                Immediately after the Participant has 5 consecutive Breaks in Service, his vested interest in such Accounts shall be established as a separate account, and he shall at all times have a vested interest therein. If the Participant is later reemployed as an Employee, any allocations of Employer Contributions and, in the case of a Maritank Inc. Participant, Matching Contributions to him shall be credited to a new account, and his vested interest therein shall be determined under Section 7.1(a).

                                  ARTICLE VIII

                            DISTRIBUTION OF BENEFITS

                Section 8.1. Death Benefits. In the event a Participant dies while an Employee of the Employer or while benefits on his behalf remain undistributed from the Fund, the entire amount credited to his Account, valued as of the Valuation Date immediately succeeding his death, shall be distributed in a lump sum payment to the designated beneficiary or beneficiaries of the Participant set forth in his most recent beneficiary designation filed with the Committee. In the absence of an effective designation, the Committee shall direct distribution to and among the following persons with priority in the order named: (a) surviving Spouse; (b) surviving children; (c) surviving parents; (d) surviving brothers and sisters and (e) executor or administrator.

                Section 8.2. Benefits Upon Separation from Service. Except as provided in Section 8.3, in the event of a Participant's separation from service for reasons other than for death, a Participant shall receive the entire vested amount credited to his Account, valued as of the Valuation Date immediately succeeding his separation from service, payable in the form of a lump-sum payment.

                Section 8.3. Postponed Retirement. Notwithstanding the foregoing and in accordance with Section 12(c) of the Age Discrimination in Employment Act, nothing in this Section shall prohibit the compulsory retirement of any Employee who has attained age 65 and who for the 2- year period immediately before retirement is employed in a bona fide executive or high policy-making position, provided that such Employee is entitled to an immediate nonforfeitable annual retirement benefit payable from this or any other pension, profit-sharing, savings or deferred compensation plan or any combination of such plans maintained by the Employer, which benefit equals in the aggregate at least $44,000.

                Section 8.4. Designation of Beneficiary. Each Participant shall, by written notice to the Committee, designate a beneficiary or beneficiaries to receive any payment to which such Participant may be entitled under the Plan at the time of his death. If a Participant designates a beneficiary (including any class of beneficiaries or any contingent beneficiaries) other than or in addition to his Spouse, the Spouse of the Participant must consent in writing to such beneficiary designation on a form provided by the Committee, which consent shall be irrevocable. Such consent shall acknowledge the financial effect of the election on the Spouse's right to benefits under the Plan, and shall be witnessed by the Chairman of the Committee, a Plan representative designated by the Committee or a notary public. The spousal consent requirement may be waived if it is established, to the satisfaction of the Committee, that the consent may not be obtained because there is no Spouse, because the Spouse cannot be located, or because other circumstances exist to excuse spousal consent under applicable regulations. Any beneficiary designation made by a Participant which does not meet the requirements of this Section shall be null and void. The Participant shall have the right to change a beneficiary designation or any subsequent beneficiary designation, subject to the spousal consent provisions of this Section.

                Section 8.5. Transfer to Affiliated Company. Transfer of an Employee to the service of an Affiliated Company which is not a Participating Employer or the termination of a corporation's status as a Participating Employer (while remaining an Affiliated Company) under the Plan shall not be treated as a Date of Severance under the Plan, and, in such event, benefits shall be payable in accordance with this Article VII upon the Participant's termination of Service.

                Section 8.6. Time of Distribution.

                (a) If a Participant incurs a Date of Severance for any reason, he (or his beneficiary in the event of his death) shall receive a distribution of his vested interest in his Account as soon as practicable after his Date of Severance; provided that (a) no such distribution shall be made to a Participant prior to his Normal Retirement Age unless the Participant consents to the distribution as provided in section 411(a)(11) of the Code (except for distributions made as a result of the Participant's death), and (b) distribution to a Participant who fails to so consent shall be made on such date (not later than the Required Distribution Date) as the Participant may elect in writing (in the manner and at the time prescribed by the Committee), or, if the Participant fails to make such an election, as soon as practicable after the date the Participant attains his Normal Retirement Age.

                (b) Notwithstanding anything in this Article VIII to the contrary, if the total nonforfeitable amount credited to the Account of the terminated Participant does not exceed $3,500 (effective January 1, 1998, $5,000) or, in the case of a Participant who has not reached Normal Retirement Age, has ever exceeded $3,500 (effective January 1, 1998, $5,000) at the time of any prior distribution, the Committee, in its sole discretion, may distribute such amount in a lump sum at any time without the Participant's or beneficiary's consent. For terminations after December 31, 2002, the total nonforfeitable amount shall be determined without regard to that portion of the Account that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) and
457(e)(16) of the Code. Any amounts not distributed under this Section 8.6(b) shall remain a part of the Fund and shall continue to share in income, gains and losses, but not in forfeitures.

                (c) A Participant's election to commence payment prior to the date he attains Normal Retirement Age must be made within the 90 day period ending on the date benefit payment is made and in no event earlier than the date the Committee provides the Participant with written information relating to his right to defer payment until his Normal Retirement Age and his right to make a direct rollover as described in Section 8.8. Such information must be supplied not less than 30 days nor more than 90 days prior to the benefit payment date. Notwithstanding the preceding sentence, a Participant's benefit payment date may occur less than 30 days after such information has been supplied to the Participant, provided that after the Participant has received such information and has been advised of his right to a 30-day period to make a decision regarding the distribution, the Participant affirmatively elects a distribution.

                Section 8.7. Required Distributions. A Participant's interest in his Accounts shall be distributed to him no later than the Required Distribution Date in accordance with the regulations under section 401(a)(9) of the Code. Effective for distributions after December 31, 2002, required minimum distributions will be determined in accordance with the Single Life Table set forth in section 1.401(a)(9)-9.

                Section 8.8. Direct Rollovers. In the event any payment or payments (excluding any amount not includable in gross income) to be made to an individual pursuant to this Article VIII would constitute an "eligible rollover distribution" described in section 402(c)(4) of the Code which the individual can elect to roll over to another plan pursuant to section 401(a)(31) of the Code and regulations thereunder, such individual may request that, in lieu of payment to the individual, all or part of such eligible rollover distribution be rolled over directly to the trustee or custodian of an "eligible retirement plan" within the meaning of section 401(a)(31)(C) of the Code and regulations thereunder. Any such request shall be made in writing, on the form and subject to such requirements and restrictions as may be prescribed by the Committee for such purpose pursuant to Treasury regulations, at such time in advance of the date payment would otherwise be made as may be required by the Committee. For purposes of this Section, an "individual" shall include an Employee or former Employee or (a) his surviving spouse or (b) his spouse or former spouse who is an alternate payee under a Qualified Domestic Relations Order.

                Notwithstanding the foregoing, an "eligible rollover distribution" described in section 402(c)(4), which the Participant can elect to roll over to another plan pursuant to IRC section 401(a)(31), excludes hardship withdrawals made after December 31, 1999, as defined in IRC 401(k)(2)(B)(I)(IV) which are attributable to the Participant's elective contributions under Treasury Regulation section 1.401(k)-1(d)(2)(ii).

                Notwithstanding the foregoing, any eligible rollover distribution in excess of $1,000 but not in excess of $5,000 made after the effective date of final regulations issued by the Department of Labor with respect to section 401(a)(31)(B) of the Code shall be transferred directly to the individual retirement plan of a designated trustee or insurer, unless the Participant elects to receive such distribution.

                For purposes of this Section 8.8, (a) "eligible rollover distribution" shall mean a distribution from the Plan, excluding (1) any distribution that is one of a series of substantially equal periodic payments ( not less frequently than annually) over the life (or life expectancy ) of the individual, the joint lives (or joint life expectancies) of the individual and the individual's designated Beneficiary, or a specified period of ten (10) or more years, (2) any distribution to the extent such distribution is required under section 401(a) of the Code, (3) with respect to distributions made prior to January 1, 2002, any distribution to the extent such distribution is not included in gross income, and (4) any hardship distribution described in section 401(k)(2)(B)(i)(IV) of the Code or, effective January 1, 2002, any hardship distribution; and (b) "eligible rollover plan" shall mean (1) an individual retirement account described in section 408(a) of the Code, (2) an individual retirement annuity described in section 408(b) of the Code (other than an endowment contract), (3) an annuity plan described in section 403(a) of the Code, (4) a qualified plan the terms of which permit the acceptance of rollover distributions, (5) effective January 1, 2002, an eligible deferred compensation plan described in section 457(b) of the Code that is maintained by an eligible employer described in section 457(e)(i)(A) of the Code that shall separately account for the distribution, or (6) effective January 1, 2002, an annuity contract described in section 403(b) of the Code; provided, however, that (i) the eligible retirement plans described in clauses (3) and (4) shall not apply with respect to a distribution made prior to January 1, 2002 to a Beneficiary who is the surviving spouse of a Participant and (ii) with respect to a distribution (or portion of a distribution) consisting of after-tax employee contributions, "eligible rollover plan" shall mean a plan described in clause
(4) that separately accounts for such amounts or a plan described in clause (1) or (2).

                Section 8.9. Spousal Consent. Notwithstanding any provision in the Plan to the contrary, no distribution under this Article VIII, except for distributions made pursuant to Section 8.7, shall be made unless the Spouse of the Participant consents, in the manner described in Section 8.4, to such distribution within the time period described in Section 8.6(c).

                                   ARTICLE IX


                                 LIFE INSURANCE

                Section 9.1. Purchase of Life Insurance on Request. At the written request of any person who has been a Participant on three consecutive Anniversary Dates, and prior to January 1, 1995, the Committee shall direct the Trustee to purchase one or more contracts of ordinary, cash value life insurance on the life of the Participant from an insurance company approved by the Committee. The Participant's request shall specify the face amount of the insurance contracts and be accompanied by applications for the contracts completed by the Participant who will be solely responsible for selection of options under any contract which options shall be consistent with the Plan. The Trustee shall be the owner of such contracts but the Participant shall have the right to designate the beneficiaries thereof (which may be different than the person(s) designated to receive the value of his account under Section 8.1 of the Plan), pursuant to the spousal consent provisions of Section 8.4. Premiums on such contracts shall be paid by the Trustee from Employer Contributions under the Plan that would otherwise be allocated to the insured Participant's Employer Contribution Account or from funds withdrawn from the insured's Employer Contribution Account. If Employer Contributions that may be applied to pay premiums on insurance contracts are not sufficient to maintain them in full, the Participant shall instruct the Committee as to his election under the contracts. If he fails to instruct the Committee within the period required under the contracts, the Committee shall direct the Trustee to surrender the contracts for their cash value and allocate the proceeds to the Participant's Employer Contribution Account.

                Section 9.2. Cash Value of Insurance. For purposes of determining the value of an insured Participant's Employer Contribution Account under Section 6.7 of the Plan, no value shall be assigned to the insurance contracts. However, the cash value of such contracts shall be treated as a part of the value of an insured Participant's Employer Contribution Account under
Article VIII hereof.

                Section 9.3. Transfer of Contracts. The Trustee shall deliver any life insurance contracts covering the Participant to the Participant upon his termination of Service or, at the Participant's written request, surrender them for their cash values which shall be delivered to the Participant. A Participant may request in writing that any insurance contracts on his life be assigned to him by the Trustee if the Participant shall (a) first pay that portion of the then determined cash surrender value thereof that exceeds his vested interest therein (as determined under Section 7.1 hereof) to the Trustee or, (b) alternatively, authorize the Trustee to borrow that portion of the cash surrender value that exceeds his vested interest therein and then assign the contracts to the Participant who shall be solely responsible for premium payments and payments of principal and interest on the insurance contract loan. In the absence of such request the Trustee shall surrender any insurance contracts on the life of an Employee to whom Section 8.2 applies and allocate the proceeds to his Employer Contribution Account and Employer Contribution Accounts of other Participants pursuant to Section 7.3 of the Plan.

                Section 9.4. Limitation on Employer Contributions Allocated to Insurance. In no event shall the aggregate Employer Contributions made on behalf of a Participant and allocated to the purchase of ordinary life insurance contracts on his life equal 50% or more of the total of all Employer Contributions made on behalf of the Participant.

                                    ARTICLE X

                              WITHDRAWALS AND LOANS

                Section 10.1. Withdrawals From Employer Contribution Account. Upon submitting an application, in the manner prescribed by the Committee, at least 30 days prior to the Valuation Date as of which it is to become effective (unless the Committee, in its sole discretion, permits a later application), a Participant may request a withdrawal of up to 50% of his vested interest in his Employer Contribution Account, reduced by all Employer Contributions credited to the Participant's Employer Contribution Account within the 24-month period preceding the withdrawal. The minimum amount of any withdrawal shall be $2,500 or such higher amount as specified by the Committee and any request shall be in integral multiples of $500. Payment to the Participant of the amount subject to the withdrawal request shall be made as soon as administratively possible after the request is approved by the Committee.

                Section 10.2. Withdrawals From Salary Reduction Contribution Account and Rollover Account. A Participant may request a withdrawal of all or any part of the amount of his Salary Reduction Contribution Account and Rollover Account, upon giving a written request in the manner prescribed by the Committee. A withdrawal may be not less than $1,000, and no more than one withdrawal may be made in any Plan Year. Payment to the Participant of the amount subject to the withdrawal request shall be made as soon as administratively possible after the request is received but in any event within 90 days after the request. Any withdrawal shall be subject to the following limitations:

                (a) Subject to the provisions of subparagraph (b), no amounts may be withdrawn from a Participant's Salary Reduction Contribution Account unless he has attained age 59-1/2.

                (b) Notwithstanding the age limitation imposed by subparagraph
(a), if the Committee determines, on a uniform, nondiscriminatory basis, and on the basis of all relevant facts and circumstances, that a withdrawal is requested on account of an immediate and heavy financial need of the Participant, and the withdrawal is necessary to satisfy such financial need, the Committee may permit the Participant to withdraw any amounts standing to his credit in his Salary Reduction Contribution Account. A withdrawal request shall be deemed to be on account of an immediate and heavy financial need if it is on account of:

                    (i) expenses for medical care described in section 213(d) of the Code incurred by the Participant, his Spouse or dependents, as defined in section 152 of the Code, (or as the distribution is necessary for such persons to obtain such medical care);

                    (ii) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

                    (iii) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his Spouse or his dependents; or

                    (iv) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

                A withdrawal shall be deemed to be necessary to satisfy the Participant's financial need, and shall be approved subject to the following provisions:

                    (i) the distribution shall not be in excess of the amount of the immediate and heavy financial need of the Participant, including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution;

                    (ii) the Participant shall first obtain all loans and withdrawals, other than hardship withdrawals, under the Plan;

                    (iii) the Participant's Salary Reduction Contributions shall be suspended for a 12-month period (6-month period for withdrawals distributed after December 31, 2001 or, 6-month period (or until January 1, 2002, if later) for withdrawals distributed in calendar year 2001) beginning on the date the withdrawal is received; and

                    (iv) for withdrawals made prior to January 1, 2002, the amount of Salary Reduction Contributions made by the Participant in the Plan Year succeeding the Plan Year in which the withdrawal occurs shall not exceed the dollar limit specified in Section 4.5(a), less all Salary Reduction Contributions made in the Plan Year in which the withdrawal occurs.

                Anything to the contrary herein notwithstanding, effective July 1, 1989, income, earnings, or appreciation attributable to Salary Reduction Contributions and allocated to the Participant's Salary Reduction Contribution Account after December 31, 1988 may not be distributed on account of hardship.

                Section 10.3. Loans. Not more frequently than once in any 12 month period, a Participant who is an Employee of the Employer and any other Participant who is a "party in interest" as defined in section 3(14) of ERISA) may request a loan from the Plan. Application for a loan must be submitted in writing, in the manner and at the time prescribed by the Committee. The Committee shall direct the Trustee to make loans in accordance with the following provisions:

                (a) The minimum amount of any loan shall be $1,000.

                (b) The amount of all loans outstanding at any time for a borrower (including any loans made under any other "qualified" plans of the Employer or an Affiliated Company) shall not exceed 50% of the vested balance in his Account. The amount of any loan, when added to the highest outstanding balance of all loans from the Plan (or under any other "qualified" plan of the Employer or an Affiliated Company) during the one-year period ending on the day before the date on which the loan is made, may not exceed $50,000.

                (c) No more than two loans may be outstanding from the Plan at any time.

                (d) Interest on the unpaid principal shall be at a reasonable rate to be determined by the Committee in accordance with generally prevailing market conditions for similar types of loans.

                (e) No loan shall have a term in excess of 5 years, and the loan shall be repaid on a schedule providing for level amortization determined by the Committee.

                (f) Each loan shall be considered a separate Investment Fund for purposes of Article VI, and the loan principal shall be provided by liquidating the Investment Fund or Funds in which his Account is invested on a pro-rata basis.

                (g) If any installment of a loan to a borrower (i) is unpaid on the date that he or his beneficiary becomes entitled to any distribution from the Fund, or (ii) is unpaid upon termination of employment or cessation of party-in-interest status, or (iii) is otherwise unpaid for 30 days, such loan, in all events and notwithstanding the terms thereof, shall become immediately due and payable on such date. If repayment is not made within 90 days thereafter, the amount of the loan, together with any accrued unpaid interest thereon, shall be deducted from the amount of any distribution to which the borrower or his beneficiary may become entitled and shall be treated as a current distribution.

                (h) Repayments of loans shall be by payroll deductions. In limited circumstances in which, as uniformly determined by the Committee, scheduled periodic payments through payroll withholding are precluded, the loan shall be repaid by monthly payments of principal and interest. A borrower may prepay a loan in full at any time without penalty.

                (i) Repayments will be suspended under this Plan as permitted under section 414(u)(4) of the Code.

                Section 10.4. Duties of Trustee. All loans or withdrawal payments to a Participant under the Plan shall be made by the Trustee from the Accounts of the Participant only upon receipt of written instructions furnished by the Committee setting forth the amount of the loan or withdrawal payment and the name and address of the recipient. In making any such loan or withdrawal payment under the Plan, the Trustee shall be fully entitled to rely on the instructions furnished by the Committee and shall be under no duty to make any inquiry or investigation with respect thereto.

                Section 10.5. Spousal Consent to Loans or Withdrawals. No withdrawal or loan request shall be granted unless the Spouse of the Participant consents in writing to such withdrawal or loan on a form provided by the Committee. Such consent shall acknowledge the effect of the withdrawal or loan on the Participant's benefit under the Plan, shall be witnessed by the Chairman of the Committee, a plan representative designated by the Committee or a notary public, and shall be irrevocable. Spousal consent may be waived if it is established to the satisfaction of the Committee that the consent may not be obtained because there is no Spouse, because the Spouse cannot be located, or because of other circumstances as may be prescribed by applicable regulations.

                                   ARTICLE XI

                     SPECIAL PROVISIONS FOR TOP-HEAVY PLANS

                Section 11.1. General Rule. Notwithstanding any provision in the Plan to the contrary, for any Plan Year in which the Plan is determined to be a Top-Heavy Plan, the provisions of this Article XI shall become effective.

                Section 11.2. Definitions. For purposes of Article XI, the following terms shall have the following meanings:

                (a) "Aggregation Group" shall mean the group of qualified plans sponsored by the Employer or by an Affiliated Company formed by including in such group:

                    (i) each plan of the Employer or an Affiliated Company in which a Key Employee participates in the Plan Year containing the Determination Date or any of the four preceding Plan Years, including any terminated plans which are maintained within the 5-year period ending on the applicable Determination Date, and

                    (ii) each other plan of the Employer or an Affiliated Company which enables such plan to meet the requirements of section 401(a)(4) or 410 of the Code. The foregoing notwithstanding, the Employer may treat any plan not required to be included in the Aggregation Group as being part of such group if such group would continue to meet the requirements of sections 401(a)(4) and 410 of the Code with such plan being taken into account.

                (b) "Key Employee" shall means an Employee as defined in Code section 416(i) and the regulations thereunder. Generally, any Employee or former Employee who, at any time during a Plan Year or the immediately preceding four Plan Years (or, effective January 1, 2002, during the Plan Year) was any of the following:

                    (i) An officer of the Employer or an Affiliated Company having annual 415 Compensation greater than: (i) 50% of the amount in effect under section 415(b)(1)(A) of the Code for the Plan Year or (ii) effective January 1, 2002, $130,000 or such other amount as may be in effect under section 416(i)(1)(A)(i) of the Code. The number of persons to be considered officers in any Plan Year and the identity of the persons to be so considered shall be determined pursuant to the provisions of section 416(i) of the Code and any regulations thereunder.

                    (ii) For periods prior to January 1, 2002, one of the 10 Employees who owns (or is considered as owning under the attribution rules set forth at section 318 of the Code and the regulations thereunder) the largest interest in the Employer or such Affiliated Company, provided that no person shall be considered a Key Employee under this paragraph (b) if his annual 415 Compensation is not greater than the limitation in effect for such Plan Year under section 415(c)(1)(A) of the Code, nor shall any person be considered a Key Employee under this paragraph (b) if his ownership interest in the Plan Year being tested and the preceding four Plan Years was at all times less than 1/2% in value of any of the entities forming the Employer and the Affiliated Companies.

                    (iii) A 5% owner of the Employer or an Affiliated Company.

                    (iv) A person who is both an Employee whose annual 415 Compensation exceeds $150,000 and who is a 1% owner of the Employer or an Affiliated Company.

                The beneficiary of any deceased Participant who was a Key Employee shall be considered a Key Employee for the same period as the deceased Participant would have been so considered.

                Section 11.3. Determination of Top-Heavy Status. The Plan shall be considered a Top-Heavy Plan for the Plan Year, if, as of the last day of the first Plan Year and thereafter, as of the last day of the preceding Plan Year (the "Determination Date"):

                (a) the value of the sum of all Accounts of Participants who are Key Employees (as defined below) exceeds 60% of the sum of all Accounts of all Participants, or

                (b) the Plan is part of an Aggregation Group and such Aggregation Group is determined to be a Top-Heavy Group (as defined in section 416(g)(2)(B) of the Code).

                The sum of all Accounts of a Participant equals the sum of (i) the aggregate of the present value of all accrued benefits of a Participant under all qualified defined benefit plans included in the Aggregation Group,
(ii) the aggregate of the balances in all of the accounts standing to the credit of the Participant under all qualified defined contribution plans included in the Aggregation Group and (iii) either (A) the amount distributed from all plans in such Aggregation Group to or on behalf of the Participant during the period of 5 Plan Years ending on the Determination Date or (B) effective January 1, 2002, the sum of the amount of any inservice distributions during the period of 5 Plan Years ending on the Determination Date, and the amount of any other distributions during the one-year period ending on the Determination Date, to or on behalf of any Participant from all plans in the Aggregation Group.

                In determining the above Top-Heavy ratio, the Account balances of an Employee (a) who is a Non-Key Employee (defined for purposes of this Article as an Employee who is not a Key Employee) but who was a Key Employee in any prior Plan Year or (b) who has not performed services for the Employer maintaining the Plan at any time during the 5-year period (or, effective January 1, 2002, the 1-year period) ending on the applicable Determination Date are disregarded.

                Section 11.4. Minimum Contributions. For any Plan Year in which the Plan is determined to be a Top-Heavy Plan pursuant to Section 11.3, the Employer Contributions for such Plan Year for each Participant who is a Non-Key Employee shall not be less than the lesser of

                (a) 3% of the Participant's 415 Compensation for such Plan Year, or

                (b) the percentage at which Employer Contributions are made or are required to be made under the Plan for the Plan Year for the Key Employee for whom such percentage is the highest. Notwithstanding the foregoing, if a Participant is also participating in another defined contribution plan maintained by the Employer, the minimum contribution hereunder may be reduced in accordance with regulations issued under section 416(f) of the Code. If a Participant is also participating in a defined benefit plan maintained by the Employer, "5%" shall be substituted for "3%" in paragraph (a) of this Section.

                The Employer Contributions referred to above will be provided to each Non-Key Employee who is a Participant who has not separated from service at the end of the Plan Year, regardless of such Employee's number of Hours of Service, Compensation, or whether such Employee had made any contribution to the Plan.

                Section 11.5. Minimum Vesting. For any Plan Year in which the Plan is determined to be a Top-Heavy Plan pursuant to Section 11.3, each Participant's Account shall become vested in accordance with the following schedule:

                                Years of Service             Vested Interest
                                ----------------             ---------------
                                      Less than 2                      0%
                                                2                     20%
                                                3                     40%
                                                4                     60%
                                                5                     80%
                                        6 or more                    100%

                The foregoing notwithstanding and subject to the provisions of
Section 14.2, if the Plan ceases to be Top-Heavy, the provisions of Section 7.1 shall thereafter apply.

                Section 11.6. Adjustments to Maximum Limits on Benefits and Contributions. For any Plan Year in which the Plan is determined to be a Top-Heavy Plan pursuant to Section 11.3, paragraphs Section 11.2(a)(i) and
(b)(i) of Section 5.66 shall be read by substituting the number "1.00" for the number "1.25", wherever it appears. Notwithstanding the foregoing, no adjustment shall be made to Section 5.66 if the following requirements are met:

                (a) shall be applied by substituting "4%" for "3%;" and the annual accrued benefit derived from employer contributions under the defined benefit plan for each Participant who is not a Key Employee is not less than the product of:

                    (i) 3% of such Participant's average annual compensation during the period of consecutive years (not exceeding 5) which yields the highest average; and

                    (ii) the Participant's Years of Service (not exceeding 10) during which the plan is a top-heavy plan;

                (b) the aggregate of the accounts of Participants who are Key Employees under the Plan does not exceed 90% of the aggregate of the accounts of all Participants; and

                (c) the sum of

                    (i) the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans in the Aggregation Group and

                    (ii) the aggregate of the accounts of Key Employees under all defined contribution plans in the Aggregation Group does not exceed 90% of such sum determined for all employees.

                (d) in the case of a Participant also participating in a defined benefit plan maintained by the Employer, all of the requirements of paragraph
(a) shall be met by substituting "7-1/2%" for "3%" in Section 11.4.

                Section 11.7. Compensation Limitation. For any Plan Year in which the Plan is determined to be a Top-Heavy Plan pursuant to Section 11.3, the amount of 415 Compensation taken into account under the Plan for such Plan Year shall not exceed the dollar limitation in effect under section 401(a)(17) of the Code (effective January 1, 2002, $200,000) with respect to any Plan Year, adjusted to reflect any cost-of-living increases provided in accordance with section 416(d) of the Code.

                                   ARTICLE XII

                   ADMINISTRATION AND FIDUCIARY RESPONSIBILITY

                Section 12.1. Appointments. The Employer, acting by determination of its Board of Directors, shall appoint the Committee members and determine the amount of contributions as provided in Section 4.1. On behalf of the Board, the Compensation Committee shall oversee the activities of the Committee, appoint the Trustee and the Investment Advisor, if desired, select the Investment Funds, and review the performance of the Fund no less frequently than semi-annually.

                Section 12.2. Investment Advisor. If appointed by the Employer, the Investment Advisor shall direct the Trustee in the investment and reinvestment of the Fund, or such portion thereof as may be assigned to it for supervision.

                Section 12.3. Trustee. The Trustee will invest and reinvest the Fund in accordance with the Trust Agreement and make distributions upon instructions of the Committee.

                Section 12.4. Committee. The Committee will decide questions of Plan interpretation, eligibility and distribution of benefits and will supply any omissions to, and resolve all inconsistencies in the Plan and will make all factual determinations required. Any determinations made by the Committee pursuant to this Section 9.4 shall be conclusive and binding on all parties. The Committee shall receive reports from the Trustee as to the status of the Fund, review the investment performance of the Fund, advise the Compensation Committee as to its activities at least annually and advise as to the status of the Fund from time to time, and instruct the Trustee with respect to benefit distributions. The Committee may contract for clerical, legal, accounting, and actuarial services as may be desirable for the proper administration of the Plan, the costs of which may be paid from the Fund or by the Employer or Participating Employers as the Employer shall determine. The Committee is designated as the agent for service of process. The Committee shall maintain records of Participants' service, age, Compensation, allocation of contributions, and other required information. The Committee shall provide rules for administration of the Plan which are not inconsistent with its terms and the decisions of the Committee, shall determine questions of eligibility and distribution of benefits. Any determinations made by the Committee pursuant to this Section 9.4 shall be conclusive and binding on all parties. The Committee shall also prepare or cause to be prepared all tax returns and other reports that may be required by law. Records of the Committee may be examined by the Employer, and the Participant may examine those records of the Committee relating to him or her.

                Section 12.5. Claims Procedure.

                (a) Initial Claim. A Participant or Beneficiary ("claimant") who believes he is entitled to benefits hereunder, may claim those benefits by submitting to the Committee a written notification of any claim of right to such benefits. The Committee shall make all determinations as to the right of any person to receive benefits under the Plan. If such benefits are wholly or partially denied, the Committee shall notify the claimant of the denial of the claim.

                (b) Notice of Denial of Claim. Any notice of denial of a claim shall

                    (i) be in writing and sent to the claimant by registered or certified mail (or, by means of an electronic medium that satisfies the requirements of 29 CFR 2520.104b-1(c)(1)(i), (iii) and (iv));

                    (ii) be written in a manner calculated to be understood by the claimant;

                    (iii) contain (A) the specific reason or reasons for the denial of the claim, (B) a specific reference to the pertinent provisions of the Plan upon which the denial is based, (C) a description of the required documentation and procedures necessary to perfect the claim, along with an explanation of why such material or information is necessary, (D) an explanation of the claims review procedure, including time limits applicable to the procedure and (E) a statement of the claimant's right to bring a civil action under section 502(a) of ERISA following an adverse determination on review; and

                    (iv) be given to a claimant within 90 days after receipt of his claim by the Committee unless special circumstances require an extension of time for processing of the claim. If such extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of said 90-day period, and such notice shall indicate the special circumstances which make the postponement appropriate and the date the determination is expected. In no event may the extension exceed a total of 180 days from the date of the original receipt of the claim.

                (c) Procedure for Appeal. In case of a denial as outlined in this Section 12.5(b), the claimant or his representative shall have the opportunity to appeal to the Committee for review thereof by requesting such review in writing to the Committee; provided, however, that such written request must be received by the Committee (or his delegate to receive such requests) within 60 days after receipt by the claimant of notification of the denial or limitation of the claim. The claimant or his representative shall have a right to review all pertinent documents and submit comments in writing. The claimant or his duly authorized representative shall also be provided, upon request and without charge, reasonable access to and copies of, all documents, records, or other information relevant to the claim. The claimant or his duly authorized representative shall also be permitted to submit to the Committee, documents, records and other information relating to the claim.

                (d) Decision on Appeal.

                    (i) No later than 60 days after its receipt of the request for review, the Committee shall render a decision in writing, (or, by means of an electronic medium that satisfies the requirements of 29 CFR 2520.104b-1(c)(1)(i), (iii) and (iv)) stating specific reasons therefor and citing specific Plan references. If special circumstances require extension, and upon prior written notice to the claimant, the Committee's decision may be given within 120 days after receipt of the request for review. The extension notice shall indicate the special circumstances requiring an extension and the date that the determination on review is expected.

                    (ii) Notwithstanding the foregoing, if the Committee is a committee that holds regularly scheduled meetings at least quarterly, an individual's request for review will be acted upon at the meeting immediately following the receipt of the individual's request, unless such request is filed within thirty (30) days preceding such meeting. In such instance, the decision shall be made no later than the date of the second meeting following receipt of such request. If special circumstances (such as a need to hold a hearing) require a further extension of time for processing a request, a decision shall be rendered not later than the third meeting of the Committee following the receipt of such request for review and written notice of the extension shall be furnished to the individual prior to the commencement of the extension. The extension notice shall indicate the special circumstances requiring an extension and the date that the determination on review will be made. The Committee shall notify the claimant or his representative of the determination as soon as possible, but not later than five days after the determination is made.

                    (iii) In the event that the decision denies in whole or in part a claim on appeal, the notice furnished to the claimant shall also specify that the claimant or his duly authorized representative has a right to be provided, upon request and without charge, reasonable access to and copies of, all documents, records, or other information relevant to the claim, a description of any voluntary appeal procedures offered by the Plan and specify that the claimant has a right to bring a civil action under section 502(a) of ERISA.

                Section 12.6. Uniformity of Action. Whenever the Committee is required or permitted to make decisions with respect to eligibility of an Employee for participation, contributions or benefit distributions, such decisions shall be uniform and consistent with respect to all persons similarly situated. No action shall be taken which discriminates in favor of the Employer's officers or supervisory personnel.

                Section 12.7. Reliance on Others. The Employer and its Board of Directors, Trustee, Investment Advisor (if appointed), Committee shall be Fiduciaries under the Plan but shall be responsible only for those separate duties assigned to each by the Plan, and none shall have responsibility for performance of duties assigned to another of them under the Plan. Each of them may rely on reports, notices, certifications or other communications furnished by the others. The Committee may rely on the reports and opinions furnished by persons retained by them.

                Section 12.8. Indemnification. The Employer shall indemnify each Board member, Committee member, and other Employees of any Participating Employer involved in the administration of the Plan against all cost, expenses and liabilities, including attorney's fees, incurred in connection with any action, suit or proceeding instituted against him alleging any act of omission or commission performed by him while acting in good faith in discharging his duties with respect to the Plan. This indemnification is limited to the extent such costs and expenses are not covered under insurance as may be now or hereafter provided by the Employer or any Participating Employer. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party shall notify the Employer of the commencement thereof. The Employer shall be entitled to participate at its own expense in the defense or to assume the defense of any action brought against any party indemnified hereunder. In the event the Employer elects to assume the defense of any such suit, such defense shall be conducted by counsel chosen by the Employer and the indemnified party shall bear the fees and expenses of any additional counsel retained by him.

                                  ARTICLE XIII

                                AMENDMENT OF PLAN

                Section 13.1. Right to Amend. The Employer, acting by formal action of its Board of Directors or by written instrument executed by the Board of Directors' duly appointed delegatee, shall have the right to amend the Plan at any time. The Committee shall have the right to approve amendments that are required to maintain compliance with applicable laws and regulations and amendments to the administrative provisions of the Plan that do not affect the level of benefits (except as provided under Section 4.5(a)) or result in substantial additional cost to the Company. All such amendments shall be in writing. A Participating Employer, acting by formal action of its board of directors or by written instrument executed by the board of directors' duly appointed delegatee, shall also have the right to amend its Adoption Agreement. However, no such amendment shall be effective which would adversely affect the qualified status of the Plan and Fund under sections 401 and 501 of the Code or under the corresponding provisions of subsequent revenue laws.

                Section 13.2. Amendment to Vesting Schedule. No Plan amendment shall deprive any Participant or beneficiary of any of the benefits to which he is entitled under this Plan with respect to contributions previously made, nor shall any amendment eliminate or reduce a protected benefit under section 411(d)(6) of the Code except as provided in section 412(c)(8) of the Code or in applicable regulations. No Plan amendment shall decrease the vested interest in any Participant's Account, nor shall any amendment change any vesting schedule under the Plan unless each Participant having at least 3 Years of Service at the end of the period described in this sentence is permitted to elect, within a period beginning on the date such amendment is adopted and ending 60 days after the latest of: (a) the day the amendment is adopted, (b) the day the amendment becomes effective, or (c) the day the Participant is issued written notice of the amendment, to have his nonforfeitable percentage computed under the Plan without regard to such amendment. Notwithstanding the foregoing, any modification or amendment of the Plan may be made retroactively, if necessary or appropriate to qualify or maintain the Plan as a plan meeting the requirements of the Code and ERISA, as now in effect or hereafter amended, or any other provisions of law, as now in effect or hereafter amended or adopted, and any regulation issued thereunder.

                                   ARTICLE XIV

                               TERMINATION OF PLAN

                Section 14.1. Right to Terminate Reserved. The Employer (and each Participating Employer as to its participation), acting by formal action of its Board of Directors or by written instruments executed by the Board of Directors' duly appointed delegatee, reserves the right to terminate the Plan at any time. The complete discontinuance of contributions by the Employer shall be deemed a termination of the Plan.

                Section 14.2. Distribution on Termination. Upon termination or partial termination of the Trust, all (or those affected by the partial termination) Participants' Accounts shall become fully vested, and shall not thereafter be subject to forfeiture. Upon termination of the Trust, the Committee may direct the Trustee to distribute all assets remaining in the Trust, after payment of any expenses properly chargeable against the Trust, to the Participants in accordance with the value of Accounts credited to such Participants as of the date of such termination, in such manner as the Committee shall determine. The Committee's determination shall be conclusive upon all persons.

                                   ARTICLE XV


                                  MISCELLANEOUS

                Section 15.1. No Other Benefits. No benefits other than those specifically provided for herein shall be payable under the Plan.

                Section 15.2. Plan Not an Employment Contract. This Plan shall not be construed to be a contract of employment. Nothing in the Plan shall be deemed to restrict or limit an Employer's right to discharge any Participant or other Employee at any time.

                Section 15.3. Plan For Exclusive Benefit of Participants. The Plan and the Fund shall exist for the sole and exclusive benefit of Participants and their beneficiaries, and no amendment shall be made that would be inconsistent with such purpose.

                Section 15.4. Benefits Not Assignable. Except with respect to
(a) federal income tax withholding and or federal tax levy under Code section 6331, (b) withdrawals and loans under Article X, or (c) subject to the provisions of section 401(a)(13) of the Code, compliance with the provisions and conditions of a judgment, order, decree or settlement agreement entered into on or after January 1, 1998, between the Participant and the Secretary of Labor or the Pension Benefit Guaranty Corporation relating to a violation (or an alleged violation) of part 4 of subtitle I of ERISA, no benefits payable hereunder shall be subject to assignment, transfer, sale or encumbrance and the Fund shall not be liable for, or subject to, the debts or engagements of any Participant or to any attachment or other legal process to collect the same.

                Notwithstanding the foregoing, the Committee shall direct the Trustee to comply with a Qualified Domestic Relations Order. Upon receipt of any judgment, decree or order (including approval of a property settlement agreement relating to the provision of payment by the Plan to an Alternate Payee pursuant to a state domestic relations law, the Committee shall promptly notify the affected Participant and any Alternate Payee of the receipt of such judgment, decree or order and shall notify the affected Participant and any Alternate Payee of the Committee's procedure for determining whether or not the judgment, decree or order is a Qualified Domestic Relations Order. The Committee shall establish a procedure to determine the status of a judgment, decree or order as a Qualified Domestic Relations Order and to administer Plan distributions in accordance with Qualified Domestic Relations Orders. Such procedure shall be in writing, shall include a provision specifying the notification requirements enumerated above, shall permit an Alternate Payee to designate a representative for receipt of communications from the Committee and shall include such other provisions as the Committee shall determine, including provisions required under applicable regulations. Nothing herein, however, shall prevent the effective designation of beneficiaries for receipt of survivors' benefits under elections made pursuant to Section 9.4.

                Section 15.5. Application for Benefits. Each Participant, beneficiary or Alternate Payee believing himself or herself eligible for benefits under the Plan shall apply for such benefits by completing and filing with the Committee an application for benefits on a form supplied by the Committee. Before the date on which benefit payments commence, each such application must be supported by such information and data as the Committee deems relevant and appropriate. Evidence of age, marital status (and, in the appropriate instances, health, death or disability), and location of residence shall be required of all applicants for benefits. In the event a Participant, beneficiary or Alternate Payee fails to apply to the Committee at least 60 days prior to the Required Distribution Date described in Section 8.6 or the latest distribution date required pursuant to the terms of qualified Domestic Relations Order, the Committee shall make diligent efforts to locate such Participant, beneficiary or Alternate Payee and obtain such application. In the event the Participant, beneficiary or Alternate Payee fails to make application by the date described in Section 11.2 or the latest distribution date required pursuant to the terms of qualified Domestic Relations Order, the Committee shall make distribution in the form of a single sum as of such date without such application; provided, however, that in the event the Committee fails to locate the Participant, beneficiary or Alternate Payee so that distribution as of the date described in Section 11.2 or the latest distribution date required pursuant to the terms of qualified Domestic Relations Order is not possible, payment shall be made no later than 60 days after the date on which the Participant, beneficiary or Alternate Payee is located.

                Section 15.6. Required Information Concerning Participants. The Committee may require eligible Employees to furnish such information as to age, health, employment and family status as they believe reasonably necessary to administer the Plan.

                Section 15.7. Incompetence of Participant. If the Committee determines that any Participant or beneficiary entitled to benefits under this Plan is physically or mentally incompetent or is a minor, that such person is in the care of another person and that no guardian, committee or other representative has been duly appointed, payment may be made to the person or institution caring for the Participant or beneficiary. The receipt of such person or institution shall be a complete discharge for the payment of such benefit.

                Section 15.8. Merger with Another Plan. In the event that this Plan merges or consolidates with or transfers assets or liabilities to any other plan after the Effective Date of this Plan, each Participant shall be entitled to a retirement benefit which is equal to or greater than the benefit which he would have been entitled to receive immediately before the merger, consolidation or transfer of assets or liabilities. For purposes of the comparison described above, benefits shall be computed as if this Plan had terminated immediately prior to the merger, consolidation or transfer and as if the surviving or recipient plan had terminated immediately after such merger, consolidation or transfer.

                Section 15.9. Controlling Laws. The rights and obligations of the Employer and its Employees under this Plan shall be determined in accordance with the laws of the State of Florida and, where applicable, of the United States of America.

                                   SCHEDULE A

                   PROVISIONS PERTAINING TO MARITANK INC. AND
                           MARISPOND INC. PARTICIPANTS

         The following provisions shall supersede and/or supplement certain of the provisions of Articles I through XI of the Plan to the extent provided below with respect to any Maritank Inc. Participant and, effective July 1, 1994, any Marispond Inc. Participant. References to Section numbers pertain to Sections in the main Plan document unless specifically indicated otherwise. Effective for Plan Years beginning on or after December 31, 1994, the provisions of this Schedule A shall no longer apply.

         A. The following is added at the end of Section 2.1:

            "A Maritank Inc. or Marispond Inc. Participant's Accounts may also include his `Matching Account.' `Matching Account' shall include Matching Contributions made on behalf of a Maritank Inc. or Marispond Inc. Participant in respect of any Plan Year and shall be invested in the Investment Fund or Funds in the same manner and to the same proportionate extent as the Maritank Inc. or Marispond Inc. Participant designates for his Salary Reduction Contribution Account."

         B. The following is added at the end of Section 2.20:

            "Employer Contributions for a Maritank Inc. or Marispond Inc. Participant may also include `Matching Contributions' (intended to satisfy the requirements of section 401(m) of the Code)."

         C. The following is added at the end of Section 3.1:

            "Notwithstanding the foregoing, any Employee employed by Maritank, Inc. or Marispond, Inc. shall not be eligible to participate under this Section 3.1(b)."

         D. Section 4.5(a) is amended to add the following after the first sentence thereof:

            "A Maritank Inc. or Marispond Inc. Participant's Basic Contributions into the Fund shall be in the aggregate at a whole percentage rate, elected by the Maritank Inc. or Marispond Inc. Participant, of the Compensation otherwise payable to such Participant."

         E. Section 4.5(b) is amended to add the following to the end thereof:

            "In the event a Participant receives a distribution of excess Salary Reduction Contributions pursuant to this subsection (b), the Participant shall forfeit any Matching Contributions, plus income thereon; allocated to the Participant by reason of the distributed Salary Reduction Contributions. Such income shall be equal to the sum of the allocable gain or loss for the Plan Year and for the period from the end of the Plan Year to the date of distribution, and shall be determined by the Committee in a manner uniformly applicable to all Participants and consistent with Treasury regulations. Amounts forfeited shall be used to reduce future Matching Contributions made pursuant to Section 4.11."

         F. A new Section 4.11 is added to read, in its entirety, as follows:









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


            "Section 4.11. Matching Contributions. Maritank Inc. and Marispond Inc. shall make `Matching Contributions' to the Plan for each Plan Year. Such Matching Contributions shall equal 50% of all Basic and Deferred Bonus Contributions made by each Maritank Inc. and Marispond Inc. Participant for that Plan Year, not in excess of 6% of each such Participant's Compensation, provided that such Participant is an Employee on the last day of such Plan Year. Notwithstanding the foregoing, for Plan Years beginning after December 31, 1994, Matching Contributions shall no longer be provided under this Section 4.11."

         G. The first paragraph of Section 5.3 is amended to read, in its entirety, as follows:

            "Section 5.3. Limitations on Salary Reduction Contributions and Matching Contributions. For any Plan Year, the Committee shall insure (a) that Contributions under the Plan shall not exceed the limitations on deductions imposed under section 404(a)(3) of the Code; (b) that the Plan shall satisfy the coverage requirements of section 410(b)(1) of the Code; (c) that the Plan shall satisfy the average deferral percentage test set forth in Section 5.3(a); and
(d) that the Plan shall satisfy the average contribution percentage test set forth in Section 5.7."

         H. Section 5.3(c) is amended to read, in its entirety, as follows:

            "Section 5.3(c) Return of Excess Contributions. If the average deferral percentage (or the average contribution percentage) for all Maritank Inc. and Marispond Inc. Participants who are Highly Compensated Employees exceeds the amount specified in Sections 5.3(a) (or 5.3(c)) for any Plan Year, the Basic and Deferred Bonus Contributions (and if necessary, Matching Contributions) for the Highly Compensated Employee(s) with the highest deferral (or contribution) percentage shall be reduced so that his applicable percentage is reduced to the greater of (a) such percentage that enables the Plan to satisfy the applicable percentage test, or (b) a percentage equal to the applicable percentage of the Highly Compensated Employee(s) with the next highest percentage. This procedure shall be repeated until the applicable percentage test is satisfied. The amount so reduced, together with the attributable earnings thereon, including earnings for the Plan Year for which the excess amounts were contributed and shall be deemed to have been contributed to the Plan by mistake of fact, shall be refunded to the Employer, and shall thereafter be returned by the Employer to the Maritank Inc. and Marispond Inc. Participants from whom such excess contribution was obtained (subject, however, to the withholding of taxes and other amounts as though such amounts were current remuneration). Such payment shall be made within two and one half (2-1/2) months following the close of such Plan Year, if administratively practicable, but in no event later than 12 months of the close of the Plan Year with respect to which the reduction applies.

         I. A new Section 5.7 is added to read, in its entirety, as follows:

            "Section 5.7. Average Contribution Percentage Test. The term `average contribution percentage test' shall mean the numerical test set forth in Section 5.3(a) substituting for the term `average deferral percentage' the term `average contribution percentage'. The following rules shall also apply:

            (a) The term ?average contribution percentage' as applied to a specified group of Participants shall mean the average of the ratios, calculated separately for each such Participant in the group of:

                (i) the amount of Matching Contributions paid to the Plan on behalf of such Participant for such Plan Year and, at the discretion of the Employer, Basic and Deferred Bonus Contributions, to







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

                (ii) the Participant's Compensation for such Plan Year.

            (b) Basic and Deferred Bonus Contributions may be taken into account under this Section 5.7 only to the extent necessary to satisfy the average contribution percentage test, and only to the extent that the Plan continues to satisfy the average deferral percentage test set forth in Section 5.3(a) without taking into account such Basic and Deferred Bonus Contributions.

            (c) If two or more plans of the Employer or an Affiliated Company to which Employee contributions or Employer matching contributions are made are treated as one plan for purposes of sections 401(a)(4) and 410(b) of the Code, such plans shall be treated as one plan for purposes of this Section 5.7. If a Highly Compensated Employee participates in any other plan of the Employer to which Employer matching contributions, Employee contributions or elective deferrals are made, all such contributions shall be aggregated for purposes of this Section 5.7 (excluding plans that are not permitted to be aggregated under Treas. Reg. section 1.401(m)-1(b)(3)(ii))."

         J. A new Section 5.8 is added to read, in its entirety, as follows:

            "Section 5.8. Limitation on Use of Percentage Tests. For any Plan Year, the sum of the average deferral percentage and the average contribution percentage for all Maritank Inc. and Marispond Inc. Participants who are Highly Compensated Employees shall not exceed the sum of (a) and (b) where:

            (a) is the product of 1.25 and the greater of (i) the average deferral percentage for all Maritank Inc. and Marispond Inc. Participants who are Non-Highly Compensated Employees; or (ii) the average contribution percentage for all Maritank Inc. and Marispond Inc. Participants who are Non-Highly Compensated Employees; and

            (b) is the product of 2.0 and the lesser of (i) or (ii) above; provided, however, that in no event shall this amount exceed the lesser of (i) or (ii) above by more than two percentage points.

            If the limitation in this Section is not met, the actual deferral percentage or the actual contribution percentage of Highly Compensated Employees, as determined by the Committee, shall be reduced in the manner prescribed in Section 5.5 until such limitation is met."

         K. A new Section 5.9 is added to read, in its entirety, as follows:

            "Section 5.9. Aggregation. For purposes of Sections 5.3(a), 5.7 and 5.8, the Plan shall be aggregated and treated as a single plan with other plans maintained by the Employer or an Affiliated Company to the extent that the Plan is aggregated with any such other plan for purposes of satisfying section 410(b) (other than section 410(b)(2)(A)(ii)) of the Code."

         L. A new Subsection 7.1(e) is added to read, in its entirety, as follows:

            "Section 7.1(e). Vesting of Matching Account. A Maritank Inc. and Marispond Inc. Participant shall become 100% vested in his Matching Account upon the earlier of (i) his Normal Retirement Age, (ii) the occurrence of death or Disability, (iii) termination of the Plan or partial termination of the Plan as to him or complete discontinuance of Matching Contributions, or (iv) the date on which the Maritank Inc. and Marispond Inc. Participant attains age 55. At any time other than a time delineated in the preceding sentence of this Section, the Maritank Inc. and Marispond Inc. Participant's vested percentage in his Matching Account shall be determined according to the schedule set forth in Section 7.1(a). In the event the vesting schedule in this Section 7.1(e) is amended, any Participant who has completed at least three Years of Service as defined in
Section 7.6 at the time of such amendment, may elect, pursuant to Section 16.2, to have the vested interest of his Matching Account determined without regard to such amendment."

         M. A new Section 7.6 is added to read, in its entirety, as follows:

            "Section 7.6. Years of Service for Vesting. For the purposes of this Article, an Employee shall be credited with a Year of Service for each Plan Year during which he is credited with 1,000 or more Hours of Service beginning with the Plan Year commencing January 1, 1991."

         N. A new Section 7.7 is added to read, in its entirety, as follows:

            "Section 7.7. Breaks in Service and Loss of Service.

            (a) An Employee's Years of Service shall be canceled if he incurs a Break in Service before his Normal Retirement Date and at a time when (i) he has no nonforfeitable interest in his Accounts, other than his Rollover Account or Contribution Account or (ii) he has no Account under the Plan.

            (b) Except as provided in Subsections (c) and (d) of this Section, an Employee or former Employee shall incur a Break in Service in any Plan Year in which he is not credited with more than 500 Hours of Service.

            (c) If an Employee is absent for one or more of the following reasons, then, to the extent he is not otherwise credited with Hours of Service with respect to such absence, he shall be credited with an Hour of Service, solely for purposes of Subsection (b) of this
            Section 7.7, for each Hour of Service with which he would have been credited if he had continued to be actively employed during the period of absence due to:

                (i) layoff for a period not in excess of one year;

                (ii) leave of absence with the approval of the Committee for a period not in excess of one year, unless such period is extended by the Committee;

                (iii) military service such that his right to reemployment is protected by law.

            (d) If an Employee is absent from work by reason of pregnancy, childbirth, or placement in connection with adoption, or for purposes of the care of such Employee's child immediately after birth or placement in connection with adoption, such Employee shall be credited, solely for purposes of Subsection (b) of this Section 7.7, with the Hours of Service with which such Employee would have been credited but for the absence; or, if such hours cannot be determined, with eight Hours of Service per normal workday. The total number of hours to be treated as Hours of Service under this Subsection (d) shall not exceed 501. The hours described in this Subsection (d) shall be credited either for the Plan Year in which the absence from work begins, if the Employee would be prevented from incurring a Break in Service in such Plan Year because the period of absence is treated as Hours of Service under this Subsection (d), or, in any other case, for the Plan Year next following the one in which the absence from work begins. In order for an absence to be considered on account of the reasons described in this subparagraph, an Employee shall provide the Committee, in the form and manner prescribed by the Committee, information establishing (i) that the absence from work is for the reasons set forth in this subparagraph, and (ii) the number of days for which there was such an absence. Nothing in this Plan relating to such Hours of Service shall be construed as expanding or amending any maternity or paternity leave policy of the Employer."

         O. A new Section 7.8 is added to read, in its entirety, as follows:

            "Section 7.8. Restoration of Service. The Years of Service of an Employee that have been canceled pursuant to Section 7.7 shall be restored if he thereafter completes a Year of Service and, at his Reemployment Commencement Date, the number of his consecutive Breaks in Service was less than the greater of (i) the number of Years of Service to his credit when the first such Break in Service occurred, or (ii) 5."

         P. A new Section 7.9 is added to read, in its entirety, as follows:

            "Section 7.9. Forfeitures and Restoration of Forfeited Amounts upon Reemployment.

            (a) If a Maritank Inc. or Marispond Inc. Participant who has had a Termination Date does not thereafter complete an Hour of Service before the end of the Plan Year in which occurs the earlier of:

                (i) the date on which he receives a distribution of his entire nonforfeitable interest in his Account, which is less than 100%; or

                (ii) the date on which he incurs a one-year Break in Service;

            his Matching Account shall be closed, and the forfeitable amount credited thereto shall be forfeited.

            (b) Amounts forfeited from a Maritank Inc. or Marispond Inc. Participant's Matching Account under subsection (a) of this Section shall be used to reduce future Matching Contributions.

            (c) If a Maritank Inc. or Marispond Inc. Participant, who has received a distribution described in paragraph (a)(i) of this Section, as a result of which a portion of his Accounts has been forfeited, has a Reemployment Commencement Date prior to incurring 5 consecutive 1-year Breaks in Service, the amount so forfeited shall be restored to his new Matching Account, as applicable, if, and only if, he repays the full amount of such distribution (if any) prior to the earlier of (i) the 5th anniversary of his Reemployment Commencement Date, or (ii) the date on which the Maritank Inc. or Marispond Inc. Participant has completed 5 consecutive 1-year Breaks in Service following the date of the distribution. Amounts restored under this subsection shall be charged against forfeitures for the Plan Year. If the foregoing amounts are insufficient, Maritank Inc. or Marispond Inc., as applicable, shall make any additional contribution necessary to accomplish the restoration.

            (d) If a Participant has had 5 consecutive 1-year Breaks in Service and again becomes an Employee, the amount forfeited under subsection
            (a) shall not be restored to his Account for any reason."

         Q. A new Section 8.4 is added to read, in its entirety, as follows:

            "Section 8.4. Distribution on Termination. The entire amount of a Participant's nonforfeitable interest in his Accounts shall be distributed after the Participant's Termination Date. Such Distribution shall be made to the Participant except in the event of his death, in which case such distribution will be made to the Participant's designated beneficiary."

         R. Section 11.4 is Amended by adding the following after the Schedule therein:

            For any Plan Year in which the Plan is determined to be a Top-Heavy Plan, each Maritank Inc. and Marispond Inc. Participant's interest in his Matching Account shall become vested in accordance with the above schedule or in accordance with the provisions of Section 7.1(a), whichever produces a greater nonforfeitable interest.

         S. This Schedule A shall be effective, with respect to Maritank, Inc. Participants, as of November 1, 1993, and with respect to Marispond Inc. Participants, as of July 1, 1994.









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